Exhibit 99.1

Supplemental Package
For the Quarter Ended June 30, 2016

Forest City Realty Trust, Inc. and Subsidiaries - Supplemental Package
Second Quarter 2016
This supplemental package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ, perhaps materially, from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-K for the year ended December 31, 2015 and other factors that might cause differences, some of which could be material, include, but are not limited to, our ability to qualify or to remain qualified as a real estate investment trust (“REIT”), our ability to satisfy REIT distribution requirements, the impact of issuing equity, debt or both, and selling assets to satisfy our future distributions required as a REIT or to fund capital expenditures, future growth and expansion initiatives, the impact of the amount and timing of any future distributions, the impact from complying with REIT qualification requirements limiting our flexibility or causing us to forego otherwise attractive opportunities beyond rental real estate operations, the impact of complying with the REIT requirements related to hedging, our lack of experience operating as a REIT, legislative, administrative, regulatory or other actions affecting REITs, including positions taken by the Internal Revenue Service, the possibility that our Board of Directors will unilaterally revoke our REIT election, the possibility that the anticipated benefits of qualifying as a REIT will not be realized, or will not be realized within the expected time period, the impact of current lending and capital market conditions on our liquidity, our ability to finance or refinance projects or repay our debt, the impact of the slow economic recovery on the ownership, development and management of our commercial real estate portfolio, general real estate investment and development risks, using modular construction as a new construction methodology and owning a factory to produce modular units, litigation risks, vacancies in our properties, risks associated with developing and managing properties in partnership with others, competition, our ability to renew leases or re-lease spaces as leases expire, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, the impact of terrorist acts and other armed conflicts, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our revolving credit facility, term loan facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, our ability to receive payment on the notes receivable issued by Onexim in connection with their purchase of our interests in the Barclays Center and the Nets, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, competing interest of our directors and executive officers, the ability to recruit and retain key personnel, risks associated with the sale of tax credits, downturns in the housing market, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, changes in federal, state or local tax laws, volatility in the market price of our publicly traded securities, inflation risks, cybersecurity risks, cyber incidents, conflicts of interest, and risks related to our organizational structure including operating through our Operating Partnership and our UPREIT structure, as well as other risks listed from time to time in our SEC filings, including but not limited to, our annual and quarterly reports. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Description
We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We have approximately $8.9 billion of consolidated assets in 20 states and the District of Columbia at June 30, 2016. Our core markets include Boston, Chicago, Dallas, Denver, Los Angeles, Philadelphia and the greater metropolitan areas of New York City, San Francisco and Washington D.C. We have regional offices in Boston, Dallas, Denver, Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.
REIT Conversion
On January 13, 2015, the board of directors of Forest City Enterprises, Inc., our predecessor, approved a plan to pursue conversion to REIT status. On May 29, 2015, Forest City Enterprises, Inc. formed Forest City Realty Trust, Inc. (with its subsidiaries, the “Company”) as a Maryland corporation and wholly-owned subsidiary of Forest City Enterprises, Inc. On October 20, 2015, the shareholders of Forest City Enterprises, Inc. approved and adopted the merger agreement that implemented the restructuring of Forest City Enterprises, Inc. into a holding company so as to facilitate its conversion to a REIT.
Pursuant to the merger agreement, effective as of 11:59 pm, Eastern Time, on December 31, 2015 (the “Effective Time”), (i) a wholly-owned subsidiary of the Company merged with and into Forest City Enterprises, Inc., with Forest City Enterprises, Inc. as the surviving corporation, (ii) each outstanding share of Forest City Enterprises, Inc. Class A common stock, par value $.33 1/3 per share, and Class B common stock, par value $.33 1/3 per share, automatically converted into one share of Forest City Realty Trust, Inc. Class A common stock, $.01 par value per share, and Class B common stock, $.01 par value per share, respectively, (iii) Forest City Enterprises, Inc. became a wholly-owned subsidiary of the Company and (iv) the Company became the publicly-traded New York Stock Exchange-listed parent company that succeeded to and continued to operate substantially all of the existing businesses of Forest City Enterprises, Inc. and its subsidiaries. In addition, each share of Class A common stock of Forest City Enterprises, Inc. held in treasury at December 31, 2015 ceased to be outstanding at the Effective Time of the Merger, and a corresponding adjustment was recorded to Class A common stock and additional paid-in capital. Immediately following the merger, Forest City Enterprises, Inc. converted into a Delaware limited partnership named “Forest City Enterprises, L.P.” (the “Operating Partnership”).
In this supplemental package, unless otherwise specifically stated or the context otherwise requires, all references to “the Company,” “Forest City,” “we,” “our,” “us” and similar terms refer to Forest City Enterprises, Inc. and its consolidated subsidiaries prior to the Effective Time and Forest City Realty Trust, Inc. and its consolidated subsidiaries, including the Operating Partnership, as of the Effective Time and thereafter.
Company Operations
As of January 1, 2016, we believe that we are organized in a manner that enables us to qualify, and intend to operate in a manner that will allow us to continue to qualify, as a REIT for federal income tax purposes. As such, we intend to elect REIT status for our taxable year ending December 31, 2016, upon filing the 2016 Form 1120-REIT with the Internal Revenue Service on or before September 15, 2017.
We hold substantially all of our assets, and conduct substantially all of our business, through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of June 30, 2016, we directly or indirectly own all of the limited partnership interests in the Operating Partnership.
We hold and operate certain of our assets through one or more taxable REIT subsidiaries (“TRSs”). A TRS is a subsidiary of a REIT that is subject to applicable corporate income tax. Our use of TRSs enables us to continue to engage in certain businesses while complying with REIT qualification requirements and also allows us to retain income generated by these businesses for reinvestment without the requirement of distributing those earnings. The primary non-REIT qualified businesses held in TRSs include 461 Dean Street, an apartment building under construction in Brooklyn, New York, Pacific Park Brooklyn project, our land development group, Barclays Center arena (sold in January 2016), the Brooklyn Nets (the “Nets”), a member of the National Basketball Association (“NBA”) (sold in January 2016) and military housing operations (sold in February 2016). In the future, we may elect to reorganize and transfer certain assets or operations from our TRSs to other subsidiaries, including qualified REIT subsidiaries.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

We currently operate through five reportable operating segments. The Commercial Group, Residential Group, Arena and Land Development Group (collectively, the “Real Estate Groups”) represent four reportable operating segments:

•
Commercial Group owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings and mixed-use projects. Additionally, it operated Barclays Center, a sports and entertainment arena located in Brooklyn, New York, which is reported as a separate operating segment (“Arena”). The Arena, which was disposed of during January 2016, was classified as held for sale as of December 31, 2015 and is reported in discontinued operations for all periods presented.

•
Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments, adaptive re-use developments, for-sale condominium projects and subsidized senior housing. Additionally, it owned interests in entities that develop and manage military family housing, which were disposed of during February 2016.

•	Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers at our Stapleton project in Denver, Colorado.
Corporate Activities is the other reportable operating segment, which includes our equity method investment in the Nets, which was disposed of during January 2016. The Nets was classified as held for sale as of December 31, 2015 and is reported in discontinued operations for all periods presented.
We recently completed an internal reorganization and intend to present reportable segments based on this new structure beginning in the reporting period ending September 30, 2016. The new structure is organized around function (real estate operations, real estate development and corporate support services) instead of our historical structure which was organized primarily around asset type (commercial, residential and land). Real Estate Operations is expected to be comprised of three reportable operating segments: Office, Retail and Apartments. Real Estate Development, Corporate and Other are expected to be our remaining three reportable operating segments.

Supplemental Financial and Operating Information
We recommend this supplemental package be read in conjunction with our Form 10-Q for the three and six months ended June 30, 2016. This supplemental package contains information prepared in accordance with generally accepted accounting principles (“GAAP”) under the full consolidation accounting method and information prepared under the pro-rata consolidation method, a non-GAAP measure. We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to financial statement users as this method reflects the manner in which we operate our business. We believe the non-GAAP financial and operating information presented under the pro-rata consolidation method, Adjusted revenues, Adjusted operating expenses, net operating income (“NOI”), comparable NOI, Funds From Operations (“FFO”), Operating FFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Net Debt to Adjusted EBITDA are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our financial statement users can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Supplemental Operating Information
The operating information contained in this document includes: occupancy data, retail sales data, leasing summaries, comparable NOI, NOI by product type and core market, reconciliation of NOI to earnings (loss) before income taxes, segment operating results discussion, reconciliation of net earnings (loss) to FFO, reconciliation of FFO to Operating FFO, reconciliation of net earnings (loss) to EBITDA, Operating FFO bridges, historical trends and our development pipeline. We believe this information gives interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including stabilized properties open and operated in both the three and six months ended June 30, 2016 and 2015. We believe occupancy data, retail sales data, leasing spreads on retail and office properties, and other rental rate information on multi-family properties represent meaningful operating statistics about us.

Consolidation Methods
In line with industry practice, we have a number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under GAAP, the full consolidation method is used to report assets and liabilities at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. The following pro-rata information is not, and is not intended to be, a presentation in accordance with GAAP. In addition to our wholly-owned assets, the pro-rata balance sheets and statements of operations also include our proportionate economic ownership of each asset in our portfolio that we do not wholly own. The amounts shown in the column labeled “Full Consolidation” were derived from the Company’s consolidated financial statements as filed with the SEC on Form 10-Q or 10-K, as applicable. The amounts in the columns labeled “Unconsolidated Investments at Pro-Rata” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the columns labeled “Noncontrolling Interest”, which represent assets we consolidate but own less than 100%. The column labeled “Pro-Rata Consolidation” is the total of the “Full Consolidation” column less the column labeled “Noncontrolling Interest”, plus the column labeled “Unconsolidated Investments at Pro-Rata”. We provide reconciliations from the full consolidation method to the pro-rata consolidation method by each financial statement line item on our balance sheets and statements of operations included in this supplemental package.

We provide pro-rata balance sheet and statement of operation information because we believe it assists investors and analysts in estimating our economic interest in our consolidated and unconsolidated joint ventures when read in conjunction with the Company’s results under GAAP. The presentation of pro-rata financial statements has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall pro-rata ownership interest percentage determined when applying the equity method of accounting or income/loss to minority partners under noncontrolling interest accounting and do not necessarily represent our actual claim to the individual assets and liabilities; and

•	Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata balance sheets and statements of operations should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We suggest you compensate for these limitations by relying primarily on our GAAP results and using the pro-rata balance sheets and statements of operations only supplementally.

FFO
FFO, along with net earnings, provides additional information about our core operations. While property dispositions, acquisitions or other factors impact net earnings in the short-term, we believe FFO presents a more consistent view of the overall financial performance of our business from period-to-period since the core of our business is the recurring operations of our portfolio of real estate assets. FFO is used by the chief operating decision maker and management to assess operating performance and resource allocations by strategic business unit and on a consolidated basis. Management believes that the exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets and impairment of depreciable real estate, management believes that FFO, along with the required GAAP presentations, provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

The majority of our peers in the publicly traded real estate industry are REITs and report operations using FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”). Although we were not a REIT for the prior period presented, management believes it is important to publish this measure to allow for easier comparison of our performance to our peers. The major difference between us and our REIT peers is that we were a taxable entity and any taxable income we generated could have resulted in payment of federal or state income taxes. Our REIT peers typically do not pay federal or state income taxes on their qualified REIT investments, but distribute a significant portion of their taxable income to shareholders. Due to our effective tax management policies, we have not historically been a significant payer of income taxes. This has allowed us to retain our internally generated cash flows but has also resulted in large expenses for deferred taxes as required by GAAP.

FFO is defined by NAREIT as net earnings excluding the following items at our proportionate share: i) gain (loss) on full or partial disposition of rental properties, divisions and other investments (net of tax); ii) non-cash charges for real estate depreciation and amortization; iii) impairment of depreciable real estate (net of tax); and iv) cumulative or retrospective effect of change in accounting principle (net of tax).

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Operating FFO
In addition to reporting FFO, we report Operating FFO as an additional measure of our operating performance. We believe it is appropriate to adjust FFO for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance and may not be directly comparable to similarly-titled measures reported by other companies.

We define Operating FFO as FFO adjusted to exclude: i) impairment of non-depreciable real estate; ii) write-offs of abandoned development projects and demolition costs; iii) income recognized on state and federal historic and other tax credits; iv) gains or losses from extinguishment of debt; v) change in fair market value of nondesignated hedges; vi) gains or losses on change in control of interests; vii) the adjustment to recognize rental revenues and rental expense using the straight-line method; viii) participation payments to ground lessors on refinancing of our properties; ix) other transactional items; x) the Nets pre-tax FFO; and xi) income taxes on FFO.

EBITDA
EBITDA, a non-GAAP measure, is defined as net earnings excluding the following items at our proportionate share: i) non-cash charges for depreciation and amortization; ii) interest expense; iii) amortization of mortgage procurement costs; and iv) income taxes. EBITDA may not be directly comparable to similarly-titled measures reported by other companies. We use EBITDA as a starting point in order to derive Adjusted EBITDA as further described below.

Adjusted EBITDA
We define Adjusted EBITDA, a non-GAAP measure, as EBITDA adjusted to exclude: i) impairment of real estate; ii) gains or losses from extinguishment of debt; iii) gain (loss) on full or partial disposition of rental properties, development projects and other investments; iv) gains or losses on change in control of interests; v) other transactional items; and vi) the Nets pre-tax EBITDA. We believe EBITDA, Adjusted EBITDA and net debt to Adjusted EBITDA provide additional information in evaluating our credit and ability to service our debt obligations. Management believes Adjusted EBITDA gives the investment community a more complete understanding of the Company’s operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. However, Adjusted EBITDA should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating Adjusted EBITDA and, accordingly, the Company’s Adjusted EBITDA may not be comparable to other REITs.

Net Debt to Adjusted EBITDA
Net Debt to Adjusted EBITDA is defined as total debt, net at our pro-rata share (total debt includes outstanding borrowings on our revolving credit facility, our term loan facility, convertible senior debt, net, nonrecourse mortgages and notes payable, net) less cash and equivalents, at our pro-rata share, divided by Adjusted EBITDA. Net Debt to Adjusted EBITDA is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate its capital structure and the magnitude of its debt against its operating performance. The Company believes that investors use versions of this ratio in a similar manner. The Company’s method of calculating the ratio may be different from methods used by other REITs and, accordingly, may not be comparable to other REITs.

NOI
NOI, a non-GAAP measure, reflects our share of the core operations of our rental real estate portfolio, prior to any financing activity. NOI is defined as revenues less operating expenses of consolidated and unconsolidated subsidiaries within our Commercial Group and our Residential Group, except for revenues and cost of sales associated with sales of land held in these segments. The activities of the Land Development Group and Corporate Activities do not involve the operations of our rental property portfolio and therefore are not included in NOI.

We believe NOI provides important information about our core operations and, along with earnings before income taxes, is necessary to understand our business and operating results. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, revenues and cost of sales associated with sales of land, other non-property income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial and residential real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. We use NOI to evaluate our operating performance on a portfolio basis since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant mix have on our financial results. Investors can use NOI as supplementary information to evaluate our business. In addition, management believes NOI provides useful information to the investment community about our financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

To calculate NOI, we exclude certain revenues and operating expenses, primarily relating to our land sales (which do not involve our core rental property operations). As a result, we disclose Adjusted revenues and Adjusted operating expenses as significant components of NOI. We believe Adjusted revenues and Adjusted operating expenses provide important information to analyze our core rental property results and understand the applicable significant components of NOI. NOI is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, our GAAP measures, and may not be directly comparable to similarly-titled measures reported by other companies.

Comparable NOI
We use comparable NOI as a metric to evaluate the performance of our multi-family, office and retail properties. This measure provides a same-store comparison of operating results of all stabilized properties that are open and operating in all periods presented. Non-capitalizable development costs and unallocated management and service company overhead are not directly attributable to an individual operating property and are considered non-comparable NOI. In addition, certain income and expense items at the property level, such as lease termination income, real estate tax assessments or rebates, certain litigation expenses incurred and any related legal settlements and NOI impacts of changes in ownership percentages, are excluded from comparable NOI. Retained operating properties in lease-up or are otherwise considered non-comparable are disclosed in the Segment Operating Results of this supplemental package. Other properties and activities such as Arena, federally assisted housing, military housing, straight-line rent adjustments and participation payments as a result of refinancing transactions are not evaluated on a comparable basis and the NOI from these properties and activities is considered non-comparable NOI.

Comparable NOI is an operating statistic defined as NOI from stabilized properties operated in all periods presented, net of noncontrolling interests. Comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and is used to assess operating performance and resource allocation of the operating properties. While property dispositions, acquisitions or other factors impact net earnings in the short term, we believe comparable NOI presents a more consistent view of the overall performance of our operating portfolio from period to period. A reconciliation of NOI to earnings (loss) before income taxes, the most comparable financial measure calculated in accordance with GAAP, a reconciliation of NOI to earnings (loss) before income taxes for each operating segment and a reconciliation from NOI to comparable NOI are included in this supplemental package.

Reclassifications
In April 2015, the FASB issued an Accounting Standards Update to simplify the presentation of debt issuance costs. This guidance requires that third-party debt issuance costs be presented in the balance sheet as a direct deduction from the carrying value of the debt. This guidance is effective for fiscal years, and for interim reporting periods within those fiscal years, beginning after December 15, 2015. As a result of the adoption of this guidance on January 1, 2016, we reclassified mortgage procurement costs from other assets to nonrecourse mortgage debt and notes payable, net and convertible senior debt, net on the December 31, 2015 Consolidated Balance Sheet. In addition, we reclassified mortgage procurement costs from assets held for sale to liabilities held for sale on the December 31, 2015 Consolidated Balance Sheet.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Headquarters
Forest City Realty Trust, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-K
A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2015, can be found on our website under SEC Filings or may be obtained without charge upon written request to:
Jeffrey B. Linton
Senior Vice President - Corporate Communication
JeffLinton@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Michael E. Lonsway
Senior Vice President - Planning
MikeLonsway@forestcity.net
Investor Presentations
Please note we periodically post updated investor presentations on the Investors page of our website at www.forestcity.net. It is possible the periodic updates may include information deemed to be material. Therefore, we encourage investors, the media, and other interested parties to review the Investors page of our website at www.forestcity.net for the most recent investor presentation.
Transfer Agent and Registrar
Wells Fargo
Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-9440
(800) 468-9716
www.shareowneronline.com
NYSE Listings
FCEA - Class A Common Stock ($.01 par value)
FCEB - Class B Common Stock ($.01 par value)
Dividend Reinvestment and Stock Purchase Plan
We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Realty Trust, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”). You may obtain a copy of the Plan prospectus and an enrollment card by contacting Wells Fargo Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

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Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – June 30, 2016 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$2,974,489	$651,709	$960,843	$3,283,623
Commercial
Retail centers	584,202	—	1,993,117	2,577,319
Office buildings	3,671,771	110,060	177,542	3,739,253
Corporate and other equipment	10,542	—	—	10,542
Total completed rental properties	7,241,004	761,769	3,131,502	9,610,737
Projects under construction
Residential	454,761	193,436	194,314	455,639
Commercial
Retail centers	—	—	—	—
Office buildings	82,521	—	—	82,521
Total projects under construction	537,282	193,436	194,314	538,160
Projects under development
Operating properties	13,557	—	40,904	54,461
Residential	108,478	—	275,044	383,522
Commercial
Retail centers	7,978	—	4,044	12,022
Office buildings	95,315	8,883	3,280	89,712
Total projects under development	225,328	8,883	323,272	539,717
Total projects under construction and development	762,610	202,319	517,586	1,077,877
Land inventory	73,420	5,409	9,159	77,170
Total Real Estate	8,077,034	969,497	3,658,247	10,765,784
Less accumulated depreciation	(1,453,163)	(80,534)	(750,351)	(2,122,980)
Real Estate, net	6,623,871	888,963	2,907,896	8,642,804
Cash and equivalents	385,819	18,234	93,784	461,369
Restricted cash	143,085	8,138	120,540	255,487
Accounts receivable, net	198,681	7,828	53,581	244,434
Notes receivable	396,955	13,783	17,294	400,466
Investments in and advances to unconsolidated entities	836,305	(57,806)	(826,454)	67,657
Lease procurement costs, net	84,137	3,172	54,255	135,220
Prepaid expenses and other deferred costs, net	87,801	9,208	21,934	100,527
Intangible assets, net	152,354	14,289	12,919	150,984
Total Assets	$8,909,008	$905,809	$2,455,749	$10,458,948

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – June 30, 2016 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Nonrecourse mortgage debt and notes payable, net
Completed rental properties
Residential	$1,570,503	$351,130	$644,702	$1,864,075
Commercial
Retail centers	251,427	—	1,391,279	1,642,706
Office buildings	1,798,174	42,142	144,122	1,900,154
Total completed rental properties	3,620,104	393,272	2,180,103	5,406,935
Projects under construction
Residential	25,243	19,374	49,184	55,053
Commercial
Retail centers	—	—	—	—
Office buildings	7,981	—	—	7,981
Total projects under construction	33,224	19,374	49,184	63,034
Projects under development
Operating properties	—	—	—	—
Residential	31,534	—	154,469	186,003
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	31,534	—	154,469	186,003
Total projects under construction and development	64,758	19,374	203,653	249,037
Land inventory	—	—	8,436	8,436
Nonrecourse mortgage debt and notes payable, net	3,684,862	412,646	2,392,192	5,664,408
Revolving credit facility	—	—	—	—
Term loan facility	—	—	—	—
Convertible senior debt, net	111,952	—	—	111,952
Construction payables	153,953	73,361	38,966	119,558
Operating accounts payable and accrued expenses	545,917	26,537	168,535	687,915
Accrued derivative liability	70,146	—	7,287	77,433
Total Accounts payable, accrued expenses and other liabilities	770,016	99,898	214,788	884,906
Cash distributions and losses in excess of investments in unconsolidated entities	141,972	(15,569)	(151,231)	6,310
Total Liabilities	4,708,802	496,975	2,455,749	6,667,576
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	3,751,606	—	—	3,751,606
Accumulated other comprehensive loss	(59,234)	—	—	(59,234)
Total Shareholders’ Equity	3,692,372	—	—	3,692,372
Noncontrolling interest	507,834	408,834	—	99,000
Total Equity	4,200,206	408,834	—	3,791,372
Total Liabilities and Equity	$8,909,008	$905,809	$2,455,749	$10,458,948

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – December 31, 2015 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$2,657,399	$413,832	$989,971	$3,233,538
Commercial
Retail centers	1,385,662	—	1,685,051	3,070,713
Office buildings	3,640,468	110,389	97,431	3,627,510
Corporate and other equipment	10,542	—	—	10,542
Total completed rental properties	7,694,071	524,221	2,772,453	9,942,303
Projects under construction
Residential	545,574	302,782	129,117	371,909
Commercial
Retail centers	—	—	—	—
Office buildings	84,253	—	70,988	155,241
Total projects under construction	629,827	302,782	200,105	527,150
Projects under development
Operating properties	36,152	—	5,275	41,427
Residential	109,616	—	245,608	355,224
Commercial
Retail centers	23,777	—	3,941	27,718
Office buildings	90,246	8,876	3,276	84,646
Total projects under development	259,791	8,876	258,100	509,015
Total projects under construction and development	889,618	311,658	458,205	1,036,165
Land inventory	69,318	5,191	8,796	72,923
Total Real Estate	8,653,007	841,070	3,239,454	11,051,391
Less accumulated depreciation	(1,624,920)	(71,249)	(656,127)	(2,209,798)
Real Estate, net	7,028,087	769,821	2,583,327	8,841,593
Cash and equivalents	265,677	15,705	59,977	309,949
Restricted cash	161,891	7,482	119,165	273,574
Accounts receivable, net	221,562	6,777	45,344	260,129
Notes receivable	154,585	11,560	19,963	162,988
Investments in and advances to unconsolidated entities	678,872	(105,382)	(658,763)	125,491
Lease procurement costs, net	95,924	2,714	52,200	145,410
Prepaid expenses and other deferred costs, net	107,848	9,040	16,621	115,429
Intangible assets, net	198,672	14,572	16,509	200,609
Deferred income taxes, net	83,645	—	—	83,645
Assets held for sale	926,387	571,737	—	354,650
Total Assets	$9,923,150	$1,304,026	$2,254,343	$10,873,467

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – December 31, 2015 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Nonrecourse mortgage debt and notes payable, net
Completed rental properties
Residential	$1,435,940	$252,321	$676,714	$1,860,333
Commercial
Retail centers	626,510	—	1,230,445	1,856,955
Office buildings	1,790,563	42,666	75,358	1,823,255
Total completed rental properties	3,853,013	294,987	1,982,517	5,540,543
Projects under construction
Residential	50,353	38,187	15,583	27,749
Commercial
Retail centers	—	—	—	—
Office buildings	20,189	—	47,123	67,312
Total projects under construction	70,542	38,187	62,706	95,061
Projects under development
Operating properties	—	—	—	—
Residential	32,147	—	151,522	183,669
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	32,147	—	151,522	183,669
Total projects under construction and development	102,689	38,187	214,228	278,730
Land inventory	—	—	8,580	8,580
Nonrecourse mortgage debt and notes payable, net	3,955,702	333,174	2,205,325	5,827,853
Revolving credit facility	—	—	—	—
Convertible senior debt, net	267,235	—	—	267,235
Construction payables	166,811	63,303	39,259	142,767
Operating accounts payable and accrued expenses	622,327	23,975	154,372	752,724
Accrued derivative liability	73,679	—	6,839	80,518
Total Accounts payable, accrued expenses and other liabilities	862,817	87,278	200,470	976,009
Cash distributions and losses in excess of investments in unconsolidated entities	150,255	(19,859)	(151,452)	18,662
Liabilities held for sale	552,607	386,231	—	166,376
Total Liabilities	5,788,616	786,824	2,254,343	7,256,135
Redeemable Noncontrolling Interest	159,978	159,978	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	3,586,237	—	—	3,586,237
Accumulated other comprehensive loss	(67,905)	—	—	(67,905)
Total Shareholders’ Equity	3,518,332	—	—	3,518,332
Noncontrolling interest	456,224	357,224	—	99,000
Total Equity	3,974,556	357,224	—	3,617,332
Total Liabilities and Equity	$9,923,150	$1,304,026	$2,254,343	$10,873,467

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Three Months Ended June 30, 2016 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$162,546	$13,412	$62,392	$211,526
Tenant recoveries	28,644	1,632	16,926	43,938
Service and management fees	12,511	43	2,329	14,797
Parking and other	14,041	917	5,079	18,203
Land sales	8,221	822	651	8,050
Subsidized Senior Housing	—	—	12,543	12,543
Total revenues	225,963	16,826	99,920	309,057
Expenses
Property operating and management	82,235	4,505	24,064	101,794
Real estate taxes	21,600	1,976	8,134	27,758
Ground rent	3,447	133	2,677	5,991
Cost of land sales	1,702	161	401	1,942
Subsidized Senior Housing operating	—	—	8,202	8,202
Corporate general and administrative	15,950	—	—	15,950
REIT conversion, reorganization costs and termination benefits	5,681	—	—	5,681
	130,615	6,775	43,478	167,318
Depreciation and amortization	62,418	5,463	22,587	79,542
Impairment of real estate	2,100	—	—	2,100
Total expenses	195,133	12,238	66,065	248,960
Operating income	30,830	4,588	33,855	60,097
Interest and other income	11,031	392	390	11,029
Net gain on disposition of interest in unconsolidated entities	—	—	12,613	12,613
Interest expense	(32,435)	(3,049)	(25,504)	(54,890)
Amortization of mortgage procurement costs	(1,416)	(267)	(882)	(2,031)
Loss on extinguishment of debt	—	—	(849)	(849)
Earnings before income taxes and earnings (loss) from unconsolidated entities	8,010	1,664	19,623	25,969
Earnings from unconsolidated entities	21,164	96	(19,623)	1,445
Earnings before income taxes	29,174	1,760	—	27,414
Income tax expense (benefit) of taxable REIT subsidiaries
Current	327	—	—	327
Deferred	(135)	—	—	(135)
	192	—	—	192
Earnings before loss on disposal of real estate	28,982	1,760	—	27,222
Net loss on disposition of full or partial interests in rental properties, net of tax	(623)	—	—	(623)
Net earnings	28,359	1,760	—	26,599
Noncontrolling interests, gross of tax
Earnings from continuing operations attributable to noncontrolling interests	(1,760)	(1,760)	—	—
Net earnings attributable to Forest City Realty Trust, Inc.	$26,599	$—	$—	$26,599

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Six Months Ended June 30, 2016 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$325,729	$26,200	$123,420	$—	$422,949
Tenant recoveries	60,234	3,229	32,938	—	89,943
Service and management fees	21,193	81	3,932	—	25,044
Parking and other	29,398	1,748	9,352	—	37,002
Arena	—	—	—	8,136	8,136
Land sales	12,154	1,213	1,317	—	12,258
Subsidized Senior Housing	—	—	25,432	—	25,432
Military Housing	3,518	—	971	—	4,489
Total revenues	452,226	32,471	197,362	8,136	625,253
Expenses
Property operating and management	173,615	9,669	47,288	—	211,234
Real estate taxes	46,066	3,936	15,909	—	58,039
Ground rent	7,086	267	5,335	—	12,154
Arena operating	—	—	—	6,938	6,938
Cost of land sales	2,042	193	401	—	2,250
Subsidized Senior Housing operating	—	—	15,923	—	15,923
Military Housing operating	2,730	—	455	—	3,185
Corporate general and administrative	31,602	—	—	—	31,602
REIT conversion, reorganization costs and termination benefits	14,401	—	—	—	14,401
	277,542	14,065	85,311	6,938	355,726
Depreciation and amortization	125,629	9,790	43,349	35	159,223
Impairment of real estate	14,564	—	—	—	14,564
Total expenses	417,735	23,855	128,660	6,973	529,513
Operating income	34,491	8,616	68,702	1,163	95,740
Interest and other income	20,685	769	755	—	20,671
Net gain on disposition of interest in unconsolidated entities	—	—	12,613	—	12,613
Interest expense	(67,070)	(5,038)	(49,845)	(1,738)	(113,615)
Amortization of mortgage procurement costs	(3,081)	(459)	(1,794)	(21)	(4,437)
Loss on extinguishment of debt	(29,084)	—	(849)	—	(29,933)
Earnings (loss) before income taxes and earnings (loss) from unconsolidated entities	(44,059)	3,888	29,582	(596)	(18,961)
Earnings (loss) from unconsolidated entities	31,700	178	(29,582)	(1,400)	540
Earnings (loss) before income taxes	(12,359)	4,066	—	(1,996)	(18,421)
Income tax expense (benefit) of taxable REIT subsidiaries
Current	1,249	—	—	(431)	818
Deferred	393	—	—	(393)	—
	1,642	—	—	(824)	818
Earnings (loss) before gains on disposal of real estate	(14,001)	4,066	—	(1,172)	(19,239)
Net gain on disposition of interest in development project, net of tax	136,117	—	—	—	136,117
Net gain (loss) on disposition of full or partial interests in rental properties, net of tax	89,018	(185)	—	64,553	153,756
Earnings (loss) from continuing operations	211,134	3,881	—	63,381	270,634
Discontinued operations, net of tax
Operating loss from rental properties	(1,126)	(776)	—	350	—
Gain on disposition of disposal group	64,553	—	—	(64,553)	—
Equity in earnings (loss)	(822)	—	—	822	—
	62,605	(776)	—	(63,381)	—
Net earnings	273,739	3,105	—	—	270,634
Noncontrolling interests, gross of tax
Earnings from continuing operations attributable to noncontrolling interests	(3,881)	(3,881)	—	—	—
Loss from discontinued operations attributable to noncontrolling interests	776	776	—	—	—
	(3,105)	(3,105)	—	—	—
Net earnings attributable to Forest City Realty Trust, Inc.	$270,634	$—	$—	$—	$270,634

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Three Months Ended June 30, 2015 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$147,980	$11,410	$62,707	$—	$199,277
Tenant recoveries	32,355	2,117	17,184	—	47,422
Service and management fees	11,863	37	1,637	—	13,463
Parking and other	14,623	647	4,954	—	18,930
Arena	—	—	—	14,839	14,839
Land sales	15,391	1,539	139	—	13,991
Subsidized Senior Housing	—	—	12,396	—	12,396
Military Housing	10,507	1,655	1,412	—	10,264
Total revenues	232,719	17,405	100,429	14,839	330,582
Expenses
Property operating and management	95,707	4,883	24,274	—	115,098
Real estate taxes	21,910	1,823	8,129	—	28,216
Ground rent	3,047	79	3,083	—	6,051
Arena operating	—	—	—	9,961	9,961
Cost of land sales	4,216	394	—	—	3,822
Subsidized Senior Housing operating	—	—	7,462	—	7,462
Military Housing operating	2,126	918	633	—	1,841
Corporate general and administrative	12,201	—	—	—	12,201
REIT conversion, reorganization costs and termination benefits	9,771	—	—	—	9,771
	148,978	8,097	43,581	9,961	194,423
Depreciation and amortization	56,200	3,862	20,527	5,079	77,944
Write-offs of abandoned development projects	5,778	—	10,191	—	15,969
Total expenses	210,956	11,959	74,299	15,040	288,336
Operating income (loss)	21,763	5,446	26,130	(201)	42,246
Interest and other income	9,278	506	363	—	9,135
Net gain on disposition of interest in unconsolidated entities	—	—	19,284	—	19,284
Gains on change in control of interests	487,684	—	—	—	487,684
Interest expense	(37,625)	(1,917)	(25,182)	(4,781)	(65,671)
Amortization of mortgage procurement costs	(1,862)	(45)	(791)	—	(2,608)
Loss on extinguishment of debt	(3,190)	—	(383)	—	(3,573)
Earnings (loss) before income taxes and earnings (loss) from unconsolidated entities	476,048	3,990	19,421	(4,982)	486,497
Earnings (loss) from unconsolidated entities	19,800	99	(19,421)	(791)	(511)
Earnings (loss) before income taxes	495,848	4,089	—	(5,773)	485,986
Income tax expense (benefit)
Current	6,794	—	—	(1,526)	5,268
Deferred	177,675	—	—	(713)	176,962
	184,469	—	—	(2,239)	182,230
Earnings (loss) from continuing operations	311,379	4,089	—	(3,534)	303,756
Discontinued operations, net of tax
Operating loss from rental properties	(7,819)	(4,769)	—	3,050	—
Equity in earnings (loss)	(484)	—	—	484	—
	(8,303)	(4,769)	—	3,534	—
Net earnings (loss)	303,076	(680)	—	—	303,756
Noncontrolling interests, gross of tax
Earnings from continuing operations attributable to noncontrolling interests	(4,089)	(4,089)	—	—	—
Loss from discontinued operations attributable to noncontrolling interests	4,769	4,769	—	—	—
	680	680	—	—	—
Net earnings attributable to Forest City Realty Trust, Inc.	$303,756	$—	$—	$—	$303,756

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Six Months Ended June 30, 2015 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$289,086	$22,423	$127,133	$—	$393,796
Tenant recoveries	63,080	3,761	35,470	—	94,789
Service and management fees	21,483	72	3,351	—	24,762
Parking and other	26,499	1,216	10,301	—	35,584
Arena	—	—	—	30,658	30,658
Land sales	24,054	2,403	1,099	—	22,750
Subsidized Senior Housing	—	—	24,450	—	24,450
Military Housing	16,779	1,655	2,781	—	17,905
Total revenues	440,981	31,530	204,585	30,658	644,694
Expenses
Property operating and management	188,725	8,854	50,623	—	230,494
Real estate taxes	42,698	3,316	17,047	—	56,429
Ground rent	5,675	167	6,181	—	11,689
Arena operating	—	—	—	20,952	20,952
Cost of land sales	6,527	611	—	—	5,916
Subsidized Senior Housing operating	—	—	15,650	—	15,650
Military Housing operating	4,351	923	1,347	—	4,775
Corporate general and administrative	25,704	—	—	—	25,704
REIT conversion, reorganization costs and termination benefits	15,983	—	—	—	15,983
	289,663	13,871	90,848	20,952	387,592
Depreciation and amortization	109,224	7,705	42,196	10,151	153,866
Write-offs of abandoned development projects	5,778	—	10,191	—	15,969
Total expenses	404,665	21,576	143,235	31,103	557,427
Operating income (loss)	36,316	9,954	61,350	(445)	87,267
Interest and other income	18,982	916	646	—	18,712
Net gain on disposition of interest in unconsolidated entities	—	—	19,284	—	19,284
Gains on change in control of interests	487,684	—	—	—	487,684
Interest expense	(80,093)	(4,526)	(51,036)	(9,585)	(136,188)
Amortization of mortgage procurement costs	(3,963)	(144)	(1,588)	—	(5,407)
Loss on extinguishment of debt	(38,344)	—	(608)	—	(38,952)
Earnings (loss) before income taxes and earnings (loss) from unconsolidated entities	420,582	6,200	28,048	(10,030)	432,400
Earnings (loss) from unconsolidated entities	29,915	82	(28,048)	(1,593)	192
Earnings (loss) before income taxes	450,497	6,282	—	(11,623)	432,592
Income tax expense (benefit)
Current	6,059	—	—	(2,535)	3,524
Deferred	181,494	—	—	(1,973)	179,521
	187,553	—	—	(4,508)	183,045
Earnings (loss) from continuing operations	262,944	6,282	—	(7,115)	249,547
Discontinued operations, net of tax
Operating loss from rental properties	(15,897)	(9,757)	—	6,140	—
Equity in earnings (loss)	(975)	—	—	975	—
	(16,872)	(9,757)	—	7,115	—
Net earnings (loss)	246,072	(3,475)	—	—	249,547
Noncontrolling interests, gross of tax
Earnings from continuing operations attributable to noncontrolling interests	(6,282)	(6,282)	—	—	—
Loss from discontinued operations attributable to noncontrolling interests	9,757	9,757	—	—	—
	3,475	3,475	—	—	—
Net earnings attributable to Forest City Realty Trust, Inc.	$249,547	$—	$—	$—	$249,547

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – June 30, 2016
The following represents components of our business relevant to calculate Net Asset Value (“NAV”), a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company.
The components of NAV do not consider the potential changes in rental and fee income streams or development platform. The components include non-GAAP financial measures, such as NOI and information related to our rental properties business prepared using the pro-rata consolidation method. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business. The non-GAAP measures presented are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Net Asset Value Components - June 30, 2016
Completed Rental Properties
	Q2 2016	Net Stabilized	Stabilized	Annualized	Nonrecourse
(Dollars in millions at pro-rata)	NOI (1)	Adjustments (2)	NOI	Stabilized NOI (3)	Debt, net (4)
Commercial Real Estate	A	B	=A+B
Retail
Regional Malls	$28.5	$1.4	$29.9	$119.6	$(1,147.0)
Specialty Retail Centers	12.7	0.4	13.1	52.4	(495.7)
Subtotal Retail	$41.2	$1.8	$43.0	$172.0	$(1,642.7)
Office
Life Science	$24.5	$1.9	$26.4	$105.6	$(690.4)
New York	37.5	0.3	37.8	151.2	(1,051.6)
Central Business District	4.4	(0.2)	4.2	16.8	(56.6)
Suburban/Other	3.9	—	3.9	15.6	(101.5)
Subtotal Office	$70.3	$2.0	$72.3	$289.2	$(1,900.1)
Residential Real Estate
Apartments, Core Markets	$33.5	$2.3	$35.8	$143.2	$(1,390.9)
Apartments, Non-Core Markets	10.7	0.9	11.6	46.4	(329.9)
Federally Assisted Housing (5)	4.8	0.1	4.9	19.6	(143.3)
Subtotal Residential	$49.0	$3.3	$52.3	$209.2	$(1,864.1)
Subtotal	$160.5	$7.1	$167.6	$670.4	$(5,406.9)
Other	(3.1)	(5.7)	(8.8)	(35.0)	—
Grand Total	$157.4	$1.4	$158.8	$635.4	$(5,406.9)

Development Pipeline				Book Value (4)
Projects under construction				$538.2	$(63.0)
Projects under development				$539.7	$(186.0)
Land inventory				$77.2	$(8.4)
Other Tangible Assets
Cash and equivalents				$461.4
Restricted cash				$255.5
Accounts receivable, net (6)				$244.4
Notes receivable				$400.5
Net investments and advances to unconsolidated entities				$61.3
Prepaid expenses and other deferred costs, net				$100.5
Recourse Debt and Other Liabilities
Revolving credit facility				$—
Term loan facility				$—
Convertible senior debt, net				$(112.0)
Less: convertible debt				$112.0
Construction payables				$(119.6)
Operating accounts payable and accrued expenses (7)				$(687.9)
Share Data (in millions)
Diluted weighted average number of shares for the three months ended June 30, 2016				266.6

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – June 30, 2016 (continued)

(1)	Q2 2016 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended June 30, 2016 in the Supplemental Operating Information section of this supplemental package.

(2)
The net stabilized adjustments column represents net adjustments assumed to arrive at an estimated annualized stabilized NOI for properties currently in initial lease-up periods, net of the removal costs associated with projects under constructions and partial period NOI for recently sold properties. The following properties are currently in their initial lease-up periods:

	Cost at 100%	Cost at Pro-Rata Share	Lease Commitment % as of
Property			July 28, 2016
	(in millions)
Apartments:
Aster Town Center North (Core Market)	$23.4	$21.1	97%
The Yards - Arris (Core Market)	$145.1	$37.8	58%
Blossom Plaza (Core Market)	$104.9	$27.0	28%

a)
NOI for the apartments in the above table is reflected at 5% of the pro-rata cost. This assumption does not reflect our anticipated NOI, but rather is used in order to establish a hypothetical basis for an estimated valuation of leased-up properties.

In addition, we include stabilization adjustments to the Q2 2016 NOI as follows:

b)	NOI for 1812 Ashland Ave (Life Science) is reflected at our estimated first full year stabilized NOI.

c)
Due to the temporary decline in occupancy at 45/75 Sidney Street (Life Science), we have included a stabilization adjustment to the Q2 2016 NOI to arrive at our estimate of stabilized NOI. This temporary decline was due to one of our tenants relocating to 300 Massachusetts Ave (Life Science). This vacant space is currently leased and is expected to be occupied in Q4 2016.

d)	Due to the ongoing lease up at Westchester’s Ridge Hill (Regional Mall), we have included a stabilization adjustment to the Q2 2016 NOI to arrive at our 2016 estimate of annualized stabilized NOI.

e)
On April 1, 2016, we closed on the creation of a joint venture with QIC, in which QIC acquired 49% of our equity ownership of Ballston Quarter (Regional Mall). Due to the planned redevelopment, we have included a stabilization adjustment to the Q2 2016 NOI to arrive at our estimate of annualized stabilized NOI following the disposition of our partial interest and the completion of our planned redevelopment.

f)
Due to quarterly fluctuations of NOI as a result of distribution restrictions from our limited-distribution federally assisted housing properties, we have included a stabilization adjustment to the Q2 2016 NOI to arrive at our estimate of stabilized NOI. Our estimate of stabilized NOI is based on the 2015 annual NOI of $19.6 million.

g)	Other excludes straight-line rent adjustments of $3.4 million and certain variable development and operating overhead.
The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure.

(3)	Pro-rata annualized stabilized NOI is calculated by taking the Q2 2016 stabilized NOI times a multiple of four.

(4)
Amounts are derived from the respective pro-rata balance sheet line item as of June 30, 2016 and are reconciled to their GAAP equivalents in the Selected Financial Information section of this supplemental package.

(5)
Represents 47 federally assisted housing apartment communities. We recently signed a master purchase and sale agreement to dispose of this portfolio and expect to receive net proceeds of approximately $65 million. We expect the individual property dispositions to close separately beginning in Q4 2016.

(6)	Includes $155.9 million of straight-line rent receivable (net of $10.1 million of allowance for doubtful accounts).

(7)	Includes $62.5 million of straight-line rent payable.

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components - Stabilized NOI - Q1 2016 vs. Q2 2016
The following represents the quarterly change in stabilized NOI used to estimate NAV, as a result of recent property openings, acquisitions or sales, as well as other portfolio changes. GAAP reconciliations for the beginning period can be found in prior supplemental packages furnished with the SEC and are available on our website at www.forestcity.net.

Net Asset Value Components - Stabilized NOI
		Stabilized Adjustments
	Q1 2016	Property	Property	Property	Portfolio	Q2 2016
(Dollars in millions at pro-rata)	Stabilized NOI	Openings	Acquisitions	Sales	NOI Changes	Stabilized NOI
Commercial Real Estate
Retail
Regional Malls	$30.4	$—	$—	$(0.6)	$0.1	$29.9
Specialty Retail Centers	13.4	—	—	(0.3)	—	13.1
Subtotal Retail	$43.8	$—	$—	$(0.9)	$0.1	$43.0
Office
Life Science	$25.4	$0.8	$—	$(0.3)	$0.5	$26.4
New York	37.6	—	—	—	0.2	37.8
Central Business District	4.0	—	—	—	0.2	4.2
Suburban/Other	4.1	—	—	—	(0.2)	3.9
Subtotal Office	$71.1	$0.8	$—	$(0.3)	$0.7	$72.3
Residential Real Estate
Apartments, Core Markets	$35.1	$0.3	$—	$—	$0.4	$35.8
Apartments, Non-Core Markets	11.0	—	—	—	0.6	11.6
Federally Assisted Housing	4.9	—	—	—	—	4.9
Subtotal Residential	$51.0	$0.3	$—	$—	$1.0	$52.3
Subtotal	$165.9	$1.1	$—	$(1.2)	$1.8	$167.6
Other	(8.8)	—	—	—	—	(8.8)
Grand Total	$157.1	$1.1	$—	$(1.2)	$1.8	$158.8

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Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Occupancy Data
Retail and office occupancy data represents leased occupancy at the end of the quarter. Leased occupancy percentage is calculated by dividing the sum of the total tenant occupied space under the lease and vacant space under the lease by gross leasable area (“GLA”). Occupancy data includes leases with original terms of one year or less.

	Leased Occupancy
	As of June 30,
Retail	2016	2015
Comparable	94.3%	94.1%
Total	93.4%	93.3%
Office
Comparable	95.8%	95.8%
Total	95.2%	95.1%
Residential occupancy data represents economic occupancy, which is calculated by dividing the period-to-date gross potential rent less vacancy by gross potential rent. Residential occupancy data excludes military and limited-distribution subsidized senior housing units.

	Economic Occupancy
	Six Months Ended June 30,
Residential	2016	2015
Comparable	94.6%	95.2%
Total	93.4%	93.3%
The graph below provides comparable leased and economic occupancy data as reported in previous quarters. Prior period amounts may differ from above since the properties qualifying as comparable change from period to period.
Comparable Occupancy Percentage Trend

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Retail Sales Data
The following provides retail sales data for small shop inline tenants at our regional malls. We believe this data allows investors to better understand the productivity of our small shop inline tenants.
The graph below represents regional mall sales for tenants that were open and operating for the duration of each rolling 12-month period presented. Those tenants that have begun and/or ceased operations in the rolling 12-month periods shown are not included.

FCE Regional Mall Sales per Square Foot (1)
Rolling 12-month basis for periods presented

(1)
All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures applied to other data supplied in this supplemental package.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Leasing Summary
Retail Centers
The following tables represent those new leases and GLA signed and rent per square foot (“SF”) on the same space in which there was a former tenant and existing tenant renewals.
Regional Malls

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent
Q3 2015	38	174,228	$46.82	$37.55	24.7%
Q4 2015	23	81,251	$51.34	$39.91	28.6%
Q1 2016	28	73,871	$60.51	$52.78	14.6%
Q2 2016	23	49,196	$60.15	$55.57	8.2%
Total	112	378,546	$52.19	$43.39	20.3%

Specialty Retail Centers

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent
Q3 2015	3	45,814	$36.81	$33.78	9.0%
Q4 2015	2	2,334	$39.61	$27.51	44.0%
Q1 2016	2	36,453	$34.72	$34.67	0.1%
Q2 2016	1	1,050	$40.00	$33.00	21.2%
Total	8	85,651	$36.04	$33.98	6.1%

Office Buildings
The following table represents those new leases and GLA signed on the same space in which there was a former tenant and existing tenant renewals along with all other new leases signed within the rolling 12-month period.

	Same-Space Leases					Other New Leases
Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Total GLA Signed
Q3 2015	12	168,622	$69.08	$68.50	0.8%	2	5,582	$17.18	174,204
Q4 2015	25	156,299	$19.90	$19.85	0.3%	5	6,023	$17.28	162,322
Q1 2016	20	244,517	$61.23	$55.51	10.3%	5	7,742	$19.51	252,259
Q2 2016	20	526,931	$34.39	$30.08	14.3%	4	12,503	$18.12	539,434
Total	77	1,096,369	$43.62	$40.21	8.5%	16	31,850	$18.13	1,128,219

(1)
Retail and Office contractual rent per square foot includes base rent and fixed additional charges for common area maintenance and real estate taxes as of rental commencement. Retail contractual rent per square foot also includes fixed additional marketing/promotional charges. For all expiring leases, contractual rent per square foot includes any applicable escalations.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Apartment Communities
The following tables present leasing information of our apartment communities. Prior period amounts may differ from data as reported in previous quarters since the properties that qualify as comparable change from period to period.

Quarterly Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
Comparable Apartment	Leasable Units	Three Months Ended June 30,			Three Months Ended June 30,
Communities (1)	at Pro-Rata % (3)	2016	2015	% Change	2016	2015	% Change
Core Markets	8,520	$1,935	$1,868	3.6%	95.4%	95.9%	(0.5)%
Non-Core Markets	7,794	$968	$939	3.1%	93.4%	94.9%	(1.5)%
Total Comparable Apartments	16,314	$1,473	$1,424	3.4%	94.8%	95.6%	(0.8)%

Year-to-Date Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
Comparable Apartment	Leasable Units	Six Months Ended June 30,			Six Months Ended June 30,
Communities (1)	at Pro-Rata % (3)	2016	2015	% Change	2016	2015	% Change
Core Markets	8,498	$1,925	$1,856	3.7%	95.4%	95.5%	(0.1)%
Non-Core Markets	7,004	$979	$948	3.3%	92.7%	94.3%	(1.6)%
Total Comparable Apartments	15,502	$1,485	$1,433	3.6%	94.6%	95.2%	(0.6)%

Sequential Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
		Three Months Ended			Three Months Ended
Comparable Apartment	Leasable Units	June 30,	March 31,		June 30,	March 31,
Communities (1)	at Pro-Rata % (3)	2016	2016	% Change	2016	2016	% Change
Core Markets	8,953	$1,963	$1,954	0.5%	95.3%	95.4%	(0.1)%
Non-Core Markets	7,952	$979	$973	0.6%	93.4%	92.1%	1.3%
Total Comparable Apartments	16,905	$1,500	$1,492	0.5%	94.7%	94.4%	0.3%

(1)
Includes stabilized apartment communities completely opened and operated in the periods presented. These apartment communities include units leased at affordable apartment rates which provide a discount from average market rental rates. For the three months ended June 30, 2016, 17.1% of leasable units in core markets and 4.9% of leasable units in non-core markets were affordable housing units. Excludes all military and limited-distribution federally assisted housing units.

(2)	Represents gross potential rent less concessions.

(3)	Leasable units at pro-rata represent our share of comparable leasable units at the apartment community.

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Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Comparable NOI - Pro-Rata

	Three Months Ended	Six Months Ended
	June 30, 2016	June 30, 2016
Retail	2.7%	5.5%
Office	6.4%	9.0%
Apartments	3.0%	5.3%
Total	4.3%	6.9%

The tables below provide the percentage change of Comparable NOI as reported in previous quarters. GAAP reconciliations for previous periods can be found in prior supplemental packages furnished with the SEC and are available on our website at www.forestcity.net.

Quarterly Historical Trends						Annual Historical Trends

	Three Months Ended						Year Ended	Year Ended	11 Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015		December 31, 2015	December 31, 2014	December 31, 2013
Retail	2.7%	8.3%	4.2%	4.9%	4.4%	Retail	5.1%	2.6%	3.6%
Office	6.4%	12.1%	7.6%	4.5%	2.4%	Office	4.9%	6.6%	(6.4)%
Apartments	3.0%	7.8%	5.6%	2.2%	5.2%	Apartments	4.7%	4.3%	4.7%
Total	4.3%	9.7%	5.9%	3.9%	3.8%	Total	4.9%	4.8%	(0.2)%

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Three Months Ended June 30, 2016				Three Months Ended June 30, 2015				% Change
	Full Consolidation (1)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Pro-Rata Consolidation (Non-GAAP)
Retail
Comparable
Adjusted revenues	$69,514	$—	$—	$69,514	$67,856	$—	$—	$67,856	2.4%	2.4%
Adjusted operating expenses	28,493	—	—	28,493	27,921	—	—	27,921	2.0%	2.0%
Comparable NOI	41,021	—	—	41,021	39,935	—	—	39,935	2.7%	2.7%
Non-Comparable NOI	184	—	—	184	4,859	—	—	4,859
Total	41,205	—	—	41,205	44,794	—	—	44,794
Office Buildings
Comparable
Adjusted revenues	108,368	4,922	—	103,446	105,975	5,045	—	100,930	2.3%	2.5%
Adjusted operating expenses	44,130	2,436	—	41,694	45,494	2,598	—	42,896	(3.0)%	(2.8)%
Comparable NOI	64,238	2,486	—	61,752	60,481	2,447	—	58,034	6.2%	6.4%
Non-Comparable NOI	8,519	(26)	—	8,545	1,394	85	—	1,309
Total	72,757	2,460	—	70,297	61,875	2,532	—	59,343
Apartments
Comparable
Adjusted revenues	83,672	9,492	—	74,180	81,145	8,847	—	72,298	3.1%	2.6%
Adjusted operating expenses	33,526	2,931	—	30,595	32,915	2,942	—	29,973	1.9%	2.1%
Comparable NOI	50,146	6,561	—	43,585	48,230	5,905	—	42,325	4.0%	3.0%
Non-Comparable NOI	1,416	784	—	632	(2,074)	(426)	—	(1,648)
Total	51,562	7,345	—	44,217	46,156	5,479	—	40,677
Arena	—	—	—	—	—	—	4,870	4,870
Federally Assisted Housing	4,791	—	—	4,791	5,413	—	—	5,413
Military Housing	—	—	—	—	9,160	737	—	8,423
Straight-line rent adjustments	3,381	31	—	3,350	324	25	8	307
Other (2)	(6,814)	(402)	—	(6,412)	(15,347)	(535)	—	(14,812)
Total NOI
Comparable
Adjusted revenues	261,554	14,414	—	247,140	254,976	13,892	—	241,084	2.6%	2.5%
Adjusted operating expenses	106,149	5,367	—	100,782	106,330	5,540	—	100,790	(0.2)%	0.0%
Comparable NOI	155,405	9,047	—	146,358	148,646	8,352	—	140,294	4.5%	4.3%
Non-Comparable NOI	11,477	387	—	11,090	3,729	(114)	4,878	8,721
Grand Total	$166,882	$9,434	$—	$157,448	$152,375	$8,238	$4,878	$149,015

(1)	Includes the Company’s pro-rata share of NOI from unconsolidated subsidiaries accounted for under the equity method of accounting.

(2)	Includes non-capitalizable development costs and unallocated management and service company overhead.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Six Months Ended June 30, 2016				Six Months Ended June 30, 2015				% Change
	Full Consolidation (1)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Pro-Rata Consolidation (Non-GAAP)
Retail
Comparable
Adjusted revenues	$141,362	$—	$—	$141,362	$136,579	$—	$—	$136,579	3.5%	3.5%
Adjusted operating expenses	57,231	—	—	57,231	56,853	—	—	56,853	0.7%	0.7%
Comparable NOI	84,131	—	—	84,131	79,726	—	—	79,726	5.5%	5.5%
Non-Comparable NOI	968	—	—	968	9,285	—	—	9,285
Total	85,099	—	—	85,099	89,011	—	—	89,011
Office Buildings
Comparable
Adjusted revenues	215,097	9,784	—	205,313	207,737	9,760	—	197,977	3.5%	3.7%
Adjusted operating expenses	86,828	4,673	—	82,155	89,940	4,955	—	84,985	(3.5)%	(3.3)%
Comparable NOI	128,269	5,111	—	123,158	117,797	4,805	—	112,992	8.9%	9.0%
Non-Comparable NOI	16,854	(26)	—	16,880	3,509	258	—	3,251
Total	145,123	5,085	—	140,038	121,306	5,063	—	116,243
Apartments
Comparable
Adjusted revenues	162,940	17,650	—	145,290	157,441	16,325	—	141,116	3.5%	3.0%
Adjusted operating expenses	65,382	5,577	—	59,805	65,359	5,437	—	59,922	0.0%	(0.2)%
Comparable NOI	97,558	12,073	—	85,485	92,082	10,888	—	81,194	5.9%	5.3%
Non-Comparable NOI	3,241	1,558	—	1,683	(1,014)	900	—	(1,914)
Total	100,799	13,631	—	87,168	91,068	11,788	—	79,280
Arena	—	—	1,198	1,198	—	—	9,687	9,687
Federally Assisted Housing	10,339	—	—	10,339	9,581	—	—	9,581
Military Housing	1,304	—	—	1,304	13,862	732	—	13,130
Straight-line rent adjustments	5,196	(15)	—	5,211	353	12	19	360
Other (2)	(25,186)	(1,179)	—	(24,007)	(34,860)	(1,523)	—	(33,337)
Total NOI
Comparable
Adjusted revenues	519,399	27,434	—	491,965	501,757	26,085	—	475,672	3.5%	3.4%
Adjusted operating expenses	209,441	10,250	—	199,191	212,152	10,392	—	201,760	(1.3)%	(1.3)%
Comparable NOI	309,958	17,184	—	292,774	289,605	15,693	—	273,912	7.0%	6.9%
Non-Comparable NOI	12,716	338	1,198	13,576	716	379	9,706	10,043
Grand Total	$322,674	$17,522	$1,198	$306,350	$290,321	$16,072	$9,706	$283,955

(1)	Includes the Company’s pro-rata share of NOI from unconsolidated subsidiaries accounted for under the equity method of accounting.

(2)	Includes non-capitalizable development costs and unallocated management and service company overhead.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Product Type
Pro-Rata Consolidation (dollars in thousands)

Six Months Ended June 30, 2016	Six Months Ended June 30, 2015

NOI by Product Type	$322,644	NOI by Product Type	$294,115
Arena	1,198	Arena	9,687
Military Housing	1,304	Military Housing	13,130
Straight-line rent adjustments	5,211	Straight-line rent adjustments	360
Other (2)	(24,007)	Other (2)	(33,337)
Grand Total NOI	$306,350	Grand Total NOI	$283,955

(1)	Includes limited-distribution federally assisted housing.

(2)	Includes non-capitalizable development costs and unallocated management and service company overhead.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Core Market
Pro-Rata Consolidation (dollars in thousands)

Six Months Ended June 30, 2016	Six Months Ended June 30, 2015

NOI by Market	$322,644	NOI by Market	$294,115
Arena	1,198	Arena	9,687
Military Housing	1,304	Military Housing	13,130
Straight-line rent adjustments	5,211	Straight-line rent adjustments	360
Other (3)	(24,007)	Other (3)	(33,337)
Grand Total NOI	$306,350	Grand Total NOI	$283,955

(1)	Includes Richmond, Virginia.

(2)	Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets.

(3)	Includes non-capitalizable development costs and unallocated management and service company overhead.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Earnings (Loss) Before Income Taxes (GAAP) (in thousands)

	Three Months Ended June 30, 2016					Three Months Ended June 30, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total revenues	$225,963	$16,826	$99,920	$—	$309,057	$232,719	$17,405	$100,429	$14,839	$330,582
Revenues of unconsolidated entities	99,920	—	(99,920)	—	—	100,429	—	(100,429)	—	—
Exclude land sales	(8,221)	(822)	(651)	—	(8,050)	(15,391)	(1,539)	(139)	—	(13,991)
Exclude land sales of unconsolidated entities	(651)	—	651	—	—	(139)	—	139	—	—
Exclude Land Development Group other revenues	(2,228)	(222)	(15)	—	(2,021)	(1,861)	(184)	(97)	—	(1,774)
Exclude Land Development Group other revenues of unconsolidated entities	(15)	—	15	—	—	(97)	—	97	—	—
Adjusted revenues	314,768	15,782	—	—	298,986	315,660	15,682	—	14,839	314,817
Operating expenses	130,615	6,775	43,478	—	167,318	148,978	8,097	43,581	9,961	194,423
Operating expenses of unconsolidated entities	43,478	—	(43,478)	—	—	43,581	—	(43,581)	—	—
Exclude cost of land sales	(1,702)	(161)	(401)	—	(1,942)	(4,216)	(394)	—	—	(3,822)
Exclude cost of land sales of unconsolidated entities	(401)	—	401	—	—	—	—	—	—	—
Exclude Land Development Group operating expenses	(2,397)	(266)	(76)	—	(2,207)	(2,508)	(259)	(578)	—	(2,827)
Exclude Land Development Group operating expenses of unconsolidated entities	(76)	—	76	—	—	(578)	—	578	—	—
Exclude corporate general and administrative expenses	(15,950)	—	—	—	(15,950)	(12,201)	—	—	—	(12,201)
Exclude REIT conversion, reorganization costs and termination benefits	(5,681)	—	—	—	(5,681)	(9,771)	—	—	—	(9,771)
Adjusted operating expenses	147,886	6,348	—	—	141,538	163,285	7,444	—	9,961	165,802
Net operating income	$166,882	$9,434	$—	$—	$157,448	$152,375	$8,238	$—	$4,878	$149,015
Revenues of unconsolidated entities	(99,920)	—	99,920	—	—	(100,429)	—	100,429	—	—
Operating expenses of unconsolidated entities	43,478	—	(43,478)	—	—	43,581	—	(43,581)	—	—
Land sales	8,221	822	651	—	8,050	15,391	1,539	139	—	13,991
Land sales of unconsolidated entities	651	—	(651)	—	—	139	—	(139)	—	—
Cost of land sales	(1,702)	(161)	(401)	—	(1,942)	(4,216)	(394)	—	—	(3,822)
Cost of land sales of unconsolidated entities	(401)	—	401	—	—	—	—	—	—	—
Land Development Group other revenues	2,228	222	15	—	2,021	1,861	184	97	—	1,774
Land Development Group other revenues of unconsolidated entities	15	—	(15)	—	—	97	—	(97)	—	—
Land Development Group operating expenses	(2,397)	(266)	(76)	—	(2,207)	(2,508)	(259)	(578)	—	(2,827)
Land Development Group operating expenses of unconsolidated entities	(76)	—	76	—	—	(578)	—	578	—	—
Corporate general and administrative expenses	(15,950)	—	—	—	(15,950)	(12,201)	—	—	—	(12,201)
REIT conversion, reorganization costs and termination benefits	(5,681)	—	—	—	(5,681)	(9,771)	—	—	—	(9,771)
Depreciation and amortization	(62,418)	(5,463)	(22,587)	—	(79,542)	(56,200)	(3,862)	(20,527)	(5,079)	(77,944)
Write-offs of abandoned development projects	—	—	—	—	—	(5,778)	—	(10,191)	—	(15,969)
Impairment of real estate	(2,100)	—	—	—	(2,100)	—	—	—	—	—
Interest and other income	11,031	392	390	—	11,029	9,278	506	363	—	9,135
Net gain on disposition of interest in unconsolidated entities	—	—	12,613	—	12,613	—	—	19,284	—	19,284
Gains on change in control of interests	—	—	—	—	—	487,684	—	—	—	487,684
Interest expense	(32,435)	(3,049)	(25,504)	—	(54,890)	(37,625)	(1,917)	(25,182)	(4,781)	(65,671)
Amortization of mortgage procurement costs	(1,416)	(267)	(882)	—	(2,031)	(1,862)	(45)	(791)	—	(2,608)
Loss on extinguishment of debt	—	—	(849)	—	(849)	(3,190)	—	(383)	—	(3,573)
Earnings (loss) from unconsolidated entities	21,164	96	(19,623)	—	1,445	19,800	99	(19,421)	(791)	(511)
Earnings (loss) before income taxes	$29,174	$1,760	$—	$—	$27,414	$495,848	$4,089	$—	$(5,773)	$485,986

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Earnings (Loss) Before Income Taxes (GAAP) (in thousands) (continued)
	Six Months Ended June 30, 2016					Six Months Ended June 30, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total revenues	$452,226	$32,471	$197,362	$8,136	$625,253	$440,981	$31,530	$204,585	$30,658	$644,694
Revenues of unconsolidated entities	197,362	—	(197,362)	—	—	204,585	—	(204,585)	—	—
Exclude land sales	(12,154)	(1,213)	(1,317)	—	(12,258)	(24,054)	(2,403)	(1,099)	—	(22,750)
Exclude land sales of unconsolidated entities	(1,317)	—	1,317	—	—	(1,099)	—	1,099	—	—
Exclude Land Development Group other revenues	(4,144)	(411)	(61)	—	(3,794)	(3,255)	(315)	(453)	—	(3,393)
Exclude Land Development Group other revenues of unconsolidated entities	(61)	—	61	—	—	(453)	—	453	—	—
Adjusted revenues	631,912	30,847	—	8,136	609,201	616,705	28,812	—	30,658	618,551
Operating expenses	277,542	14,065	85,311	6,938	355,726	289,663	13,871	90,848	20,952	387,592
Operating expenses of unconsolidated entities	85,311	—	(85,311)	—	—	90,848	—	(90,848)	—	—
Exclude cost of land sales	(2,042)	(193)	(401)	—	(2,250)	(6,527)	(611)	—	—	(5,916)
Exclude cost of land sales of unconsolidated entities	(401)	—	401	—	—	—	—	—	—	—
Exclude Land Development Group operating expenses	(4,745)	(547)	(424)	—	(4,622)	(4,838)	(520)	(1,075)	—	(5,393)
Exclude Land Development Group operating expenses of unconsolidated entities	(424)	—	424	—	—	(1,075)	—	1,075	—	—
Exclude corporate general and administrative expenses	(31,602)	—	—	—	(31,602)	(25,704)	—	—	—	(25,704)
Exclude REIT conversion, reorganization costs and termination benefits	(14,401)	—	—	—	(14,401)	(15,983)	—	—	—	(15,983)
Adjusted operating expenses	309,238	13,325	—	6,938	302,851	326,384	12,740	—	20,952	334,596
Net operating income	$322,674	$17,522	$—	$1,198	$306,350	$290,321	$16,072	$—	$9,706	$283,955
Revenues of unconsolidated entities	(197,362)	—	197,362	—	—	(204,585)	—	204,585	—	—
Operating expenses of unconsolidated entities	85,311	—	(85,311)	—	—	90,848	—	(90,848)	—	—
Land sales	12,154	1,213	1,317	—	12,258	24,054	2,403	1,099	—	22,750
Land sales of unconsolidated entities	1,317	—	(1,317)	—	—	1,099	—	(1,099)	—	—
Cost of land sales	(2,042)	(193)	(401)	—	(2,250)	(6,527)	(611)	—	—	(5,916)
Cost of land sales of unconsolidated entities	(401)	—	401	—	—	—	—	—	—	—
Land Development Group other revenues	4,144	411	61	—	3,794	3,255	315	453	—	3,393
Land Development Group other revenues of unconsolidated entities	61	—	(61)	—	—	453	—	(453)	—	—
Land Development Group operating expenses	(4,745)	(547)	(424)	—	(4,622)	(4,838)	(520)	(1,075)	—	(5,393)
Land Development Group operating expenses of unconsolidated entities	(424)	—	424	—	—	(1,075)	—	1,075	—	—
Corporate general and administrative expenses	(31,602)	—	—	—	(31,602)	(25,704)	—	—	—	(25,704)
REIT conversion, reorganization costs and termination benefits	(14,401)	—	—	—	(14,401)	(15,983)	—	—	—	(15,983)
Depreciation and amortization	(125,629)	(9,790)	(43,349)	(35)	(159,223)	(109,224)	(7,705)	(42,196)	(10,151)	(153,866)
Write-offs of abandoned development projects	—	—	—	—	—	(5,778)	—	(10,191)	—	(15,969)
Impairment of real estate	(14,564)	—	—	—	(14,564)	—	—	—	—	—
Interest and other income	20,685	769	755	—	20,671	18,982	916	646	—	18,712
Net gain on disposition of interest in unconsolidated entities	—	—	12,613	—	12,613	—	—	19,284	—	19,284
Gains on change in control of interests	—	—	—	—	—	487,684	—	—	—	487,684
Interest expense	(67,070)	(5,038)	(49,845)	(1,738)	(113,615)	(80,093)	(4,526)	(51,036)	(9,585)	(136,188)
Amortization of mortgage procurement costs	(3,081)	(459)	(1,794)	(21)	(4,437)	(3,963)	(144)	(1,588)	—	(5,407)
Loss on extinguishment of debt	(29,084)	—	(849)	—	(29,933)	(38,344)	—	(608)	—	(38,952)
Earnings (loss) from unconsolidated entities	31,700	178	(29,582)	(1,400)	540	29,915	82	(28,048)	(1,593)	192
Earnings (loss) before income taxes	$(12,359)	$4,066	$—	$(1,996)	$(18,421)	$450,497	$6,282	$—	$(11,623)	$432,592

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Segment Operating Results
The following tables present revenues, operating expenses and interest expense by segment on a pro-rata basis for the three months ended June 30, 2016 compared with the three months ended June 30, 2015.

	Commercial Group	Residential Group	Arena	Land Development Group	Total
Revenues for the three months ended June 30, 2015	$194,889	$105,089	$14,839	$15,765	$330,582
Increase (decrease) due to:
Comparable portfolio	1,437	1,957	—	—	3,394
Non-comparable properties (1)	981	1,448		—	2,429
Properties in which partners’ interest recently acquired	13,610	81	—	—	13,691
Recently disposed properties	(7,316)	—	(14,839)	—	(22,155)
Properties in which partial interest was recently disposed	(5,116)	—	—	—	(5,116)
Land sales	20	—	—	(5,961)	(5,941)
Military housing	—	(10,264)	—	—	(10,264)
Subsidized senior housing	—	147	—	—	147
Other	46	1,997	—	247	2,290
Revenues for the three months ended June 30, 2016	$198,551	$100,455	$—	$10,051	$309,057

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Operating expenses for the three months ended June 30, 2015	$21,972	$96,631	$59,210	$9,961	$6,649	$194,423
Increase (decrease) due to:
Comparable portfolio	—	(1,938)	(444)	—	—	(2,382)
Non-comparable properties (1)	—	(31)	(685)	—	—	(716)
Properties in which partners’ interest recently acquired	—	2,805	300	—	—	3,105
Recently disposed properties	—	(5,881)	—	(9,961)	—	(15,842)
Properties in which partial interest was recently disposed	—	(2,583)	—	—	—	(2,583)
Land cost of sales	—	66	—	—	(1,946)	(1,880)
Military housing	—	—	(1,841)	—	—	(1,841)
Subsidized senior housing	—	—	740	—	—	740
REIT conversion, reorganization costs and termination benefits	(4,090)	—	—	—	—	(4,090)
Development, management, corporate and other expenses	3,749	(2,988)	(1,756)	—	(621)	(1,616)
Operating expenses for the three months ended June 30, 2016	$21,631	$86,081	$55,524	$—	$4,082	$167,318

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Interest expense for the three months ended June 30, 2015	$6,036	$46,859	$8,202	$4,781	$(207)	$65,671
Increase (decrease) due to:
Comparable portfolio	—	(2,349)	(557)	—	—	(2,906)
Non-comparable properties (1)	—	611	422	—	—	1,033
Properties in which partners’ interest recently acquired	—	963	368	—	—	1,331
Recently disposed properties	—	(25)	—	(4,781)	—	(4,806)
Properties in which partial interest was recently disposed	—	(2,175)	—	—	—	(2,175)
Capitalized interest	—	(134)	(2,111)	—	(168)	(2,413)
Mark-to-market adjustments on non-designated swaps	206	(42)	3,049	—	231	3,444
Corporate borrowings	(3,886)	—	—	—	—	(3,886)
Other	—	47	(362)	—	(88)	(403)
Interest expense for the three months ended June 30, 2016	$2,356	$43,755	$9,011	$—	$(232)	$54,890

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

(1)
The following table presents the increases (decreases) in revenues, operating expenses and interest expense for Commercial and Residential properties in lease-up or recently stabilized but not comparable and other non-comparable properties:

		Three Months Ended June 30, 2016 vs. 2015
Property	Quarter Opened	Revenues	Operating Expenses	Interest Expense
Commercial:
Property recently stabilized or in lease-up:
1812 Ashland Ave	Q2-16	$—	$2	$104
300 Massachusetts Ave	Q1-16	2,782	797	857
Non-comparable property:
Ballston Quarter		(1,801)	(830)	(350)
Total Commercial		$981	$(31)	$611
Residential:
Properties recently stabilized or in lease-up:
3700M	Q3-14	88	86	5
Aster Town Center North	Q4-15/Q1-16	406	193	112
Blossom Plaza	Q2-16	4	98	25
Kapolei Lofts	Q3-15/Q3-16	—	86	—
Radian	Q2-14	272	(70)	(8)
The Yards - Arris	Q1-16	78	254	158
The Yards - Twelve12	Q2-14	79	(712)	47
Winchester Lofts	Q4-14	532	(163)	89
Non-comparable property:
500 Sterling Place		(11)	(457)	(6)
Total Residential		$1,448	$(685)	$422
Commercial Group

The increases in revenues, operating expenses and interest expense related to partners’ interest recently acquired are related to the seven life science office properties and two parking facilities at University Park at MIT (Q2-2015) upon the acquisition of our partner’s equity interests in those properties. The decreases in revenues, operating expenses and interest expense related to properties in which partial interest was recently disposed are related to the partial disposition of Westchester’s Ridge Hill (Q1-2016). The decreases in revenues, operating expenses and interest expense related to recent disposals are due to our ongoing strategy to sell operating assets in non-core markets. The decrease in interest expense for the comparable portfolio is primarily due to the paydown of nonrecourse mortgage notes for One MetroTech Center (Q2-2015). The decrease in operating expenses is primarily due to reduced overhead costs as a result of our recent reorganization, as well as the centralization of certain functions now performed at Corporate and reported as Corporate expenses.
Ballston Quarter, a regional mall in Arlington, Virginia, is classified as a non-comparable property due to its upcoming planned redevelopment project.
Residential Group

The fluctuations in revenues and operating expenses related to military housing are due to the sale of our interests in entities that develop and manage military family housing (Q1-2016). The decrease in interest expense related to capitalized interest is due to the increased number of projects under construction and development as we increased our construction pipeline. The decrease in operating expenses is primarily due to reduced overhead costs as a result of our recent reorganization, as well as the centralization of certain functions now performed at Corporate and reported as Corporate expenses.

500 Sterling Place, an apartment community in Brooklyn, New York, was acquired (Q1-2015) and is classified as a non-comparable property.
Corporate Activities
The decrease in REIT conversion, reorganization costs and termination benefits is a result of the transactional nature of these project costs. The increase in other operating expenses is primarily due to outside consulting costs and increased general and administrative costs as a result of certain functions being centralized as a result of the recent reorganization and now reported as Corporate expenses that were previously recorded in the Commercial and Residential Groups. The decrease in interest expense is due to the separate, privately negotiated exchanges of a portion of our Senior Notes due 2016, 2018 and 2020 for either shares of Class A common stock, cash payments or a combination of both during 2015 and the first quarter of 2016.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

The following tables present revenues, operating expenses and interest expense by segment on a pro-rata basis for the six months ended June 30, 2016 compared with the six months ended June 30, 2015.

	Commercial Group	Residential Group	Arena	Land Development Group	Total
Revenues for the six months ended June 30, 2015	$384,217	$203,676	$30,658	$26,143	$644,694
Increase (decrease) due to:
Comparable portfolio	3,997	4,238	—	—	8,235
Non-comparable properties (1)	1,220	3,547	—	—	4,767
Properties in which partners’ interest recently acquired	30,441	1,777	—	—	32,218
Recently disposed properties	(10,308)	—	(22,522)	—	(32,830)
Properties in which partial interest was recently disposed	(7,970)	—	—	—	(7,970)
Land sales	20	—	—	(10,512)	(10,492)
Military housing	—	(13,416)	—	—	(13,416)
Subsidized senior housing	—	982	—	—	982
Other	(2,243)	907	—	401	(935)
Revenues for the six months ended June 30, 2016	$399,374	$201,711	$8,136	$16,032	$625,253

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Operating expenses for the six months ended June 30, 2015	$41,687	$193,144	$120,500	$20,952	$11,309	$387,592
Increase (decrease) due to:
Comparable portfolio	—	(3,425)	(787)	—	—	(4,212)
Non-comparable properties (1)	—	124	(587)	—	—	(463)
Properties in which partners’ interest recently acquired	—	6,008	1,336	—	—	7,344
Recently disposed properties	—	(7,307)	—	(14,014)	—	(21,321)
Properties in which partial interest was recently disposed	—	(4,461)	—	—	—	(4,461)
Land cost of sales	—	66	—	—	(3,732)	(3,666)
Military housing	—	—	(1,590)	—	—	(1,590)
Subsidized senior housing	—	—	273	—	—	273
REIT conversion, reorganization costs and termination benefits	(1,582)	—	—	—	—	(1,582)
Development, management, corporate and other expenses	5,898	(5,053)	(2,261)	—	(772)	(2,188)
Operating expenses for the six months ended June 30, 2016	$46,003	$179,096	$116,884	$6,938	$6,805	$355,726

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Interest expense for the six months ended June 30, 2015	$14,182	$94,514	$18,463	$9,585	$(556)	$136,188
Increase (decrease) due to:
Comparable portfolio	—	(5,226)	(862)	—	—	(6,088)
Non-comparable properties (1)	—	876	322	—	—	1,198
Properties in which partners’ interest recently acquired	—	1,906	593	—	—	2,499
Recently disposed properties	—	(152)	—	(7,847)	—	(7,999)
Properties in which partial interest was recently disposed	—	(3,469)	—	—	—	(3,469)
Capitalized interest	—	(1,156)	(4,669)	—	(338)	(6,163)
Mark-to-market adjustments on non-designated swaps	406	(84)	6,589	—	608	7,519
Corporate borrowings	(8,552)	—	—	—	—	(8,552)
Other	—	398	(1,828)	—	(88)	(1,518)
Interest expense for the six months ended June 30, 2016	$6,036	$87,607	$18,608	$1,738	$(374)	$113,615

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

(1)
The following table presents the increases (decreases) in revenues, operating expenses and interest expense for Commercial and Residential properties in lease-up or recently stabilized but not comparable and other non-comparable properties:

		Six Months Ended June 30, 2016 vs. 2015
Property	Quarter Opened	Revenues	Operating Expenses	Interest Expense
Commercial:
Property recently stabilized or in lease-up:
1812 Ashland Ave	Q2-16	$—	$4	$108
300 Massachusetts Ave	Q1-16	3,701	1,040	1,094
Non-comparable property:
Ballston Quarter		(2,481)	(920)	(326)
Total Commercial		$1,220	$124	$876
Residential:
Properties recently stabilized or in lease-up:
3700M	Q3-14	457	81	15
Aster Town Center North	Q4-15/Q1-16	592	363	203
Blossom Plaza	Q2-16	4	138	25
Kapolei Lofts	Q3-15/Q3-16	—	(465)	—
Radian	Q2-14	784	(155)	—
The Yards - Arris	Q1-16	85	432	163
The Yards - Twelve12	Q2-14	546	(473)	84
Winchester Lofts	Q4-14	1,163	(187)	(197)
Non-comparable property:
500 Sterling Place		(84)	(321)	29
Total Residential		$3,547	$(587)	$322
Commercial Group

The increases in revenues, operating expenses and interest expense related to partners’ interest recently acquired are related to the seven life science office properties and two parking facilities at University Park at MIT (Q2-2015) upon the acquisition of our partner’s equity interests in those properties. The decreases in revenues, operating expenses and interest expense related to properties in which partial interest was recently disposed are related to the partial disposition of Westchester’s Ridge Hill (Q1-2016). The decreases in revenues, operating expenses and interest expense related to recent disposals are due to our ongoing strategy to sell operating assets in non-core markets. The decrease in interest expense for the comparable portfolio is primarily due to the paydown of nonrecourse mortgage notes for One MetroTech Center (Q2-2015), and Ballston Common Office Center (Q1-2015). The decrease in operating expenses is primarily due to reduced overhead costs as a result of our recent reorganization, as well as the centralization of certain functions now performed at Corporate and reported as Corporate expenses.
Ballston Quarter, a regional mall in Arlington, Virginia, is classified as a non-comparable property due to its upcoming planned redevelopment project.
Residential Group

The increases in revenues and operating expenses related to partners’ interest recently acquired are related to three operating apartment communities located in Northeast Ohio (Q2-2015). The fluctuations in revenues and operating expenses relate to military housing due to the sale of our interests in entities that develop and manage military family housing (Q1-2016). The decrease in interest expense related to capitalized interest is due to the increased number of projects under construction and development as we increased our construction pipeline. The decrease in operating expenses is primarily due to reduced overhead costs as a result of our recent reorganization, as well as the centralization of certain functions now performed at Corporate and reported as Corporate expenses.

500 Sterling Place, an apartment community in Brooklyn, New York, was acquired (Q1-2015) and is classified as a non-comparable property.
Corporate Activities
The decrease in REIT conversion, reorganization costs and termination benefits is a result of the transactional nature of these project costs. The increase in other operating expenses is primarily due to outside consulting costs and increased general and administrative costs as a result of certain functions being centralized as a result of the recent reorganization and now reported as Corporate expenses that were previously recorded in the Commercial and Residential Groups. The decrease in interest expense is due to the separate, privately negotiated exchanges of a portion of our Senior Notes due 2016, 2018 and 2020 for either shares of Class A common stock, cash payments or a combination of both during 2015 and the first quarter of 2016.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Net Earnings (Loss) Attributable to Forest City Realty Trust, Inc.- Quarterly Comparison
Net earnings attributable to Forest City Realty Trust, Inc. for the three months ended June 30, 2016 was $26,599,000 versus net earnings of $303,756,000 for the three months ended June 30, 2015. The variance to the prior year period is primarily attributable to the following fluctuations, which are pre-tax, include unconsolidated investment activity and are net of noncontrolling interests:
Asset Dispositions - $(21,597,000)

•	$(10,288,000) related to a combined fluctuation in revenues, operating expenses and interest expense at properties in which we disposed of our full or partial interest during 2016 and 2015;

•	$(7,294,000) related to decreased gains on disposition of full or partial interest in rental properties and unconsolidated investments in 2016 compared to 2015; and

•	$(4,015,000) related to decreased Land Development Group sales in 2016 compared with 2015, primarily at our Stapleton project.
Financing Transactions - $5,579,000

•
$3,886,000 related to a decrease in interest expense on corporate debt due to separate, privately negotiated exchange transactions involving certain of our Senior Notes due 2016, 2018 and 2020 in 2016 and 2015;

•	$(3,444,000) related to the change in fair market value of certain derivatives not qualifying for hedge accounting between the comparable periods, which was marked to market through interest expense;

•	$2,724,000 related to decreased losses on extinguishment of debt in 2016 compared with 2015; and

•
$2,413,000 related to a decrease in interest expense in 2016 compared with 2015 due to increased capitalized interest on projects under construction and development as we increased our construction pipeline.

Non-Cash Transactions - $(475,413,000)

•
$(487,684,000) related to gains on change in control of interest from the June 2015 acquisition of our partner’s 49% equity ownership interest in the MIT Assets, and the April 2015 acquisition of our partner’s 50% ownership interest in three operating apartment communities (Cherry Tree, Chestnut Lake and Stratford Crossing);

•	$15,969,000 related to decreased write-offs of abandoned development projects, including $10,191,000 related to unconsolidated entities in 2016 compared to 2015;

•	$(2,100,000) related to increased impairment of real estate in 2016 compared to 2015; and

•
$(1,598,000) related to an increase in depreciation and amortization expense in 2016 compared with 2015 primarily due to recently opened properties and the change from equity method of accounting to full consolidation method upon the acquisition of our partner’s interest in seven life science office properties and two parking facilities at University Park at MIT, a mixed-use life science office campus in Cambridge, Massachusetts (“MIT Assets”) in Q2 2015. This increase was partially offset by the disposition of our full interest in entities that develop and manage military family housing, Avenue at Tower City Center and Barclays Center, the disposition of our partial interest in Westchester’s Ridge Hill in 2016 and the disposition of our full interest in Skylight Office Tower, an office building in Cleveland, Ohio, in Q3 2015.

Operations - $26,202,000

•	$9,255,000 related to a combined fluctuation in revenues, operating expenses and interest expense in properties in which we recently acquired our partners’ interest;

•	$8,682,000 related to a combined fluctuation in revenues, operating expenses and interest expense in our comparable portfolio in 2016 compared with 2015;

•	$4,090,000 related to lower REIT conversion, reorganization costs and termination benefits in 2016 compared with 2015;

•	$2,281,000 related to a combined fluctuation in revenues, operating expenses and interest expense at properties in lease-up at June 30, 2016; and

•	$1,894,000 related to an increase in interest and other income primarily from interest income on notes receivable related to the Nets and Barclays Center sales.
Income Taxes

•
$182,038,000 due to decreased income tax expense primarily due to gains on change in control of interests in 2015. As we are operating as a REIT in 2016, the majority of our operations, other than those in our TRS, will not be subject to federal income tax. As a result, 2016 tax expense is not directly comparable to 2015 due to our change in taxpayer status.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Net Earnings (Loss) Attributable to Forest City Realty Trust, Inc. - Year-to-Date Comparison
Net earnings attributable to Forest City Realty Trust, Inc. for the six months ended June 30, 2016 was $270,634,000 versus net earnings of $249,547,000 for the six months ended June 30, 2015. The variance to the prior year period is primarily attributable to the following fluctuations, which are pre-tax, include unconsolidated investment activity and are net of noncontrolling interests:
Asset Dispositions - $343,242,000

•	$228,711,000 related to increased gains on disposition of full or partial interest in rental properties and unconsolidated investments in 2016 compared to 2015;

•	$136,687,000 related to the net gain on disposition of the development site 625 Fulton Avenue in 2016;

•	$(15,376,000) related to a combined fluctuation in revenues, operating expenses and interest expense at properties in which we disposed of our full or partial interest during 2016 and 2015; and

•	$(6,780,000) related to decreased Land Development Group sales in 2016 compared with 2015, primarily at our Stapleton project.
Financing Transactions - $16,215,000

•
$9,019,000 related to decreased losses on extinguishment of debt compared with 2015 primarily due to separate, privately negotiated exchange transactions involving a portion of our Senior Notes due 2016, 2018 and 2020 in 2016 and 2015;

•
$8,552,000 related to a decrease in interest expense on corporate debt due to separate, privately negotiated exchange transactions involving certain of our Senior Notes due 2016, 2018 and 2020 in 2016 and 2015;

•
$(7,519,000) related to the change in fair market value of certain derivatives not qualifying for hedge accounting between the comparable periods, which was marked to market through interest expense; and

•
$6,163,000 related to a decrease in interest expense in 2016 compared with 2015 due to increased capitalized interest on projects under construction and development as we increased our construction pipeline.

Non-Cash Transactions - $(491,636,000)

•
$(487,684,000) related to gains on change in control of interest from the June 2015 acquisition of our partner’s 49% equity ownership interest in the MIT Assets, and the April 2015 acquisition of our partner’s 50% ownership interest in three operating apartment communities (Cherry Tree, Chestnut Lake and Stratford Crossing);

•	$15,969,000 related to decreased write-offs of abandoned development projects, including $10,191,000 related to unconsolidated entities in 2016 compared to 2015;

•	(14,564,000) related to increased impairment of real estate in 2016 compared to 2015; and

•
$(5,357,000) related to an increase in depreciation and amortization expense in 2016 compared with 2015 primarily due to recently opened properties and the change from equity method of accounting to full consolidation method upon the acquisition of our partner’s interest in the MIT Assets and three operating apartment communities in Q2 2015. This increase was partially offset by the disposition our of full interest in entities that develop and manage military family housing, Avenue at Tower City Center and Barclays Center, the disposition of our partial interest in Westchester’s Ridge Hill in 2016 and the disposition of our full interest in Skylight Office Tower in Q3 2015.

Operations - $49,510,000

•	$22,375,000 related to a combined fluctuation in revenues, operating expenses and interest expense in properties in which we recently acquired our partners’ interest;

•	$18,535,000 related to a combined fluctuation in revenues, operating expenses and interest expense in our comparable portfolio in 2016 compared with 2015;

•	$5,059,000 related to a combined fluctuation in revenues, operating expenses and interest expense at properties in lease-up at June 30, 2016;

•	$1,959,000 related to an increase in interest and other income primarily from interest income on notes receivable related to the Nets and Barclays Center sales; and

•	$1,582,000 related to lower REIT conversion, reorganization costs and termination benefits in 2016 compared with 2015.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Income Taxes

•
$100,031,000 due to decreased income tax expense primarily due to gains on change in control of interests in 2015 offset by gains on sale of assets owned by our TRSs in 2016. The taxes on the gains on sale in continuing operations and discontinued operations are reflected on the Consolidated Statement of Operations as components of the net gain on disposition of interest in development project and the net gain (loss) on disposition of full or partial interest in rental properties, net of tax line items and not separately on the income tax expense (benefit) line item. The tax expense in 2016 is primarily non-cash as it largely relates to the utilization of the deferred tax asset to offset the taxable gain on the various sales. As we are operating as a REIT in 2016, the majority of our operations, other than those in our TRS, will not be subject to federal income tax. As a result, 2016 tax expense is not directly comparable to 2015 due to our change in taxpayer status.

Interest Expense – The following table summarizes interest incurred, capitalized and paid on all forms of indebtedness

	Three Months Ended June 30, 2016		Three Months Ended June 30, 2015
	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Amortization and mark-to-market adjustments of derivative instruments	$1,135	$1,152	$(2,363)	$(2,333)
Interest incurred	41,326	66,112	48,036	78,087
Interest capitalized	(10,026)	(12,374)	(8,048)	(10,083)
Net interest expense	$32,435	$54,890	$37,625	$65,671

	Six Months Ended June 30, 2016		Six Months Ended June 30, 2015
	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Amortization and mark-to-market adjustments of derivative instruments	$3,201	$3,215	$(4,545)	$(4,479)
Interest incurred	85,164	135,831	99,845	158,858
Interest capitalized	(21,295)	(25,431)	(15,207)	(18,191)
Net interest expense	$67,070	$113,615	$80,093	$136,188
Capital Expenditures for our Operating Portfolio – Our diversified real estate portfolio requires capital expenditures, including tenant improvements, to maintain and improve its operating performance. The following table represents our capital expenditures by segment:

	Six Months Ended June 30, 2016		Six Months Ended June 30, 2015
	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Operating properties:
Commercial Group	$6,468	$11,915	$13,272	$23,294
Residential Group	5,584	10,437	6,009	10,448
Other	10	10	22	22
Total operating properties	12,062	22,362	19,303	33,764
Tenant improvements:
Commercial Group	12,115	20,425	20,867	24,824
Total capital expenditures	$24,177	$42,787	$40,170	$58,588
Disposition:
Arena	$—	$—	$2,314	$787

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Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings (Loss) to FFO
The table below reconciles net earnings (loss), the most comparable GAAP measure, to FFO, a non-GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
Net earnings attributable to Forest City Realty Trust, Inc.	$26,599	$303,756	$270,634	$249,547
Depreciation and Amortization—Real Estate Groups (1)	78,788	76,714	157,650	151,494
Gain on disposition of full or partial interests in rental properties	(11,990)	(19,284)	(111,748)	(19,284)
Impairment of depreciable rental properties	2,100	—	14,564	—
Income tax expense adjustment — current and deferred (2):
Gain on disposition of full or partial interests in rental properties	236	7,461	55,272	7,461
FFO attributable to Forest City Realty Trust, Inc.	$95,733	$368,647	$386,372	$389,218
FFO Per Share - Diluted
Numerator (in thousands):
FFO attributable to Forest City Realty Trust, Inc.	$95,733	$368,647	$386,372	$389,218
If-Converted Method (adjustments for interest, net of tax for 2015):
5.000% Notes due 2016	—	73	—	383
4.250% Notes due 2018	778	1,495	2,250	3,529
3.625% Notes due 2020	362	953	1,280	2,396
FFO for per share data	$96,873	$371,168	$389,902	$395,526
Denominator:
Weighted average shares outstanding—Basic	258,645,220	233,377,771	258,298,148	218,254,445
Effect of stock options, restricted stock and performance shares	995,175	3,160,648	1,239,960	2,964,450
Effect of convertible debt	5,031,753	18,389,062	7,804,478	23,211,264
Effect of convertible 2006 Class A Common Units	1,940,788	2,973,190	1,940,788	2,973,190
Weighted average shares outstanding - Diluted	266,612,936	257,900,671	269,283,374	247,403,349
FFO Per Share - Diluted	$0.36	$1.44	$1.45	$1.60

(1)	The following table provides detail of depreciation and amortization:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
Full Consolidation	$62,418	$56,200	$125,629	$109,224
Non-Real Estate	(754)	(1,213)	(1,573)	(2,338)
Real Estate Groups Full Consolidation	61,664	54,987	124,056	106,886
Real Estate Groups related to noncontrolling interest	(5,463)	(3,862)	(9,790)	(7,705)
Real Estate Groups Unconsolidated	22,587	20,527	43,349	42,196
Real Estate Groups Discontinued Operations	—	5,062	35	10,117
Real Estate Groups at our proportional share	$78,788	$76,714	$157,650	$151,494

(2)	The following table provides detail of income tax expense (benefit):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
Income tax expense (benefit) on FFO
Operating Earnings:
Current taxes	$91	$2,386	$3,720	$642
Deferred taxes	(135)	172,383	24,022	174,942
Total income tax expense (benefit) on FFO	(44)	174,769	27,742	175,584
Income tax expense (benefit) on non-FFO
Disposition of full or partial interests in rental properties:
Current taxes	$236	$2,882	$(4,351)	$2,882
Deferred taxes	—	4,579	59,623	4,579
Total income tax expense (benefit) on non-FFO	236	7,461	55,272	7,461
Grand Total	$192	$182,230	$83,014	$183,045

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of FFO to Operating FFO - Pro-Rata Consolidation

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
	(in thousands)			(in thousands)
FFO attributable to Forest City Realty Trust, Inc.	$95,733	$368,647		$386,372	$389,218
Write-offs of abandoned development projects	—	15,969		—	15,969
Tax credit income	(2,936)	(3,957)		(5,944)	(7,212)
Loss on extinguishment of debt	849	3,573		29,933	38,952
Change in fair market value of nondesignated hedges	590	(2,979)		1,986	(5,092)
Gains on change in control of interests	—	(487,684)		—	(487,684)
Net gain on disposition of interest in development project	—	—		(136,687)	—
Net gain on disposition of partial interest in other investment - Nets	—	—		(136,247)	—
Straight-line rent adjustments	(3,350)	(307)		(5,211)	(360)
REIT conversion, reorganization costs and termination benefits	5,681	9,771		14,401	15,983
Nets pre-tax FFO	—	791		1,400	1,593
Income tax expense (benefit) on FFO	(44)	174,769		27,742	175,584
Operating FFO attributable to Forest City Realty Trust, Inc.	$96,523	$78,593	22.8%	$177,745	$136,951	29.8%

Operating FFO Per Share - Diluted
Numerator (in thousands):
Operating FFO attributable to Forest City Realty Trust, Inc.	$96,523	$78,593		$177,745	$136,951
If-Converted Method (adjustments for interest, pre-tax):
5.000% Notes due 2016	—	119		—	626
4.250% Notes due 2018	778	2,443		2,250	5,765
3.625% Notes due 2020	362	1,557		1,280	3,914
Operating FFO for per share data	$97,663	$82,712		$181,275	$147,256
Denominator:
Weighted average shares outstanding - Diluted	266,612,936	257,900,671		269,283,374	247,403,349
Operating FFO Per Share	$0.37	$0.32	15.6%	$0.67	$0.60	11.7%

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)		(in thousands)
Operating FFO by segment:
Commercial Group	$64,172	$49,430	$124,881	$94,112
Residential Group	37,283	35,240	68,949	60,990
Arena	—	72	(561)	68
Land Group	11,067	12,726	18,337	22,978
Corporate Group	(15,999)	(18,875)	(33,861)	(41,197)
Operating FFO	$96,523	$78,593	$177,745	$136,951

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings (Loss) to EBITDA - Pro-Rata Consolidation

Three Months Ended June 30,	Six Months Ended June 30,
2016	2015	2016	2015
(in thousands)
Net earnings attributable to Forest City Realty Trust, Inc.	$26,599	$303,756	$270,634	$249,547
Depreciation and amortization	79,542	77,944	159,223	153,866
Interest expense	54,890	65,671	113,615	136,188
Amortization of mortgage procurement costs	2,031	2,608	4,437	5,407
Income tax expense	192	182,230	83,014	183,045
EBITDA attributable to Forest City Realty Trust, Inc.	$163,254	$632,209	$630,923	$728,053
Impairment of real estate	2,100	—	14,564	—
Net loss on extinguishment of debt	849	3,573	29,933	38,952
Net gain on disposition of interest in development project	—	—	(136,687)	—
Net gain on disposition of partial interest in other investment - Nets	—	—	(136,247)	—
Net gain on disposition of full or partial interests in rental properties	(11,990)	(19,284)	(111,748)	(19,284)
Gains on change in control of interests	—	(487,684)	—	(487,684)
Nets pre-tax EBITDA	—	791	1,400	1,593
REIT conversion, reorganization costs and termination benefits	5,681	9,771	14,401	15,983
Adjusted EBITDA attributable to Forest City Realty Trust, Inc.	$159,894	$139,376	$306,539	$277,613

As of June 30,	As of June 30,
2016	2015	2016	2015
(in thousands)
Nonrecourse mortgage debt and notes payable, net (1)	$5,664,408	$5,942,969	$5,664,408	$5,942,969
Revolving credit facility	—	—	—	—
Term loan facility	—	—	—	—
Convertible senior debt, net (1)	111,952	404,740	111,952	404,740
Total debt	$5,776,360	$6,347,709	$5,776,360	$6,347,709
Less cash and equivalents	(461,369)	(330,576)	(461,369)	(330,576)
Net Debt	$5,314,991	$6,017,133	$5,314,991	$6,017,133

Net Debt to Adjusted EBITDA (Annualized) (2) (3)	8.3	x	10.8	x	8.7	x	10.8	x

(1)
Balances as of June 30, 2015 have been recast to include unamortized mortgage procurement costs of $77,951 and $6,454 in nonrecourse mortgage debt and notes payable, net and convertible senior debt, net, respectively, to be consistent with presentation as of June 30, 2016.

(2)
Due to the disposition of our interest in our military housing portfolio and Barclays Center in Q1 2016 and the disposition of our partial interests in Westchester’s Ridge Hill and Ballston Quarter, in Q1 2016 and Q2 2016, respectively, the six months ended June 30, 2016 includes the benefit of additional Adjusted EBITDA of approximately $3,600 ($7,200 annualized) which was generated prior to the disposition date of each asset. Excluding this partial period Adjusted EBITDA, the Net Debt to Adjusted EBITDA for the six months ended June 30, 2016 would have been 8.8x.

(3)
Due to the June 2015 acquisition of our partner’s 49% equity ownership interest in the MIT Assets, the June 30, 2015 Net Debt includes approximately $178,000 of debt, net, without the benefit of additional EBITDA expected to be generated by our additional ownership interests. Adjusted EBITDA for the three and six months ended June 30, 2015 includes write-offs of abandoned development projects of $15,969. Absent this annualized expense, along with the additional debt, net, described in above, the Net Debt to Adjusted EBITDA for the three and six months ended June 30, 2015 would have been 9.4x and 9.9x, respectively.

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Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Three Months Ended June 30, 2016 vs. Three Months Ended June 30, 2015

(in millions)
$110.0
$100.0
$90.0
$80.0
$70.0
$78.6
7.4
6.9
6.1
5.3
2.4
2.1
(3.8)
(8.5)
$96.5
Three Months Ended June 30, 2015
New property openings and acquisitions
Decreased Corporate/ mature portfolio interest
NOI on mature portfolio
Other *
Capitalized Interest
Interest on notes receivable
Stapleton land sales
Property sales
Three Months Ended June 30, 2016

*	Other is primarily due to reduced overhead costs, as a result of our recent reorganization, partially offset by increased outside consulting costs.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Six Months Ended June 30, 2016 vs. Six Months Ended June 30, 2015
(in millions)
$200.0
$180.0
$160.0
$140.0
$120.0
$137.0
18.9
16.3
15.6
6.2
3.4
1.5
(5.9)
(15.3)
$177.7
Six Months Ended June 30, 2015
NOI on mature portfolio
New property openings and acquisitions
Decreased Corporate/ mature portfolio interest
Capitalized Interest
Interest on notes receivable
Other *
Stapleton land sales
Property sales
Six Months Ended June 30, 2016

*	Other is primarily due to reduced overhead costs, as a result of our recent reorganization, partially offset by increased outside consulting costs.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Historical Trends

Through the implementation of our strategic plan, we approach our business by:

•	Focusing on core markets and products as we develop, own and operate a high-quality portfolio;

•	Driving operational excellence through all aspects of our company; and

•	Building a strong, sustaining capital structure, improved balance sheet and debt metrics.

The tables below illustrate our progress as we continue to implement our strategic plan. The financial and operating data presented is as reported in previous year-end supplemental packages. GAAP reconciliations for previous years can be found in prior supplemental packages furnished with the SEC and are available on our website at www.forestcity.net.

Development ratio is defined as total assets (less accumulated depreciation) divided by total projects under construction and development and land inventory. Total debt includes outstanding borrowings on our revolving credit facility, our term loan facility, convertible senior debt, net, nonrecourse mortgages and notes payable, net. All metrics are reflected at our pro-rata share.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Historical Trends (continued)

*
Represents data for the full year ended December 31, 2013, which is consistent with our calendar year-end adopted in 2013. As such, data for the year ended December 31, 2013 includes results for the month ended January 31, 2013, which was previously included in the financial results for the year ended January 31, 2013 in our supplemental package furnished with the SEC on March 27, 2013.

**
Due to the disposition of our interest in our military housing portfolio and Barclays Center in Q1 2016 and the disposition of our partial interests in Westchester’s Ridge Hill and Ballston Quarter, in Q1 2016 and Q2 2016, respectively, the rolling 12-months ended June 30, 2016 includes the benefit of additional Adjusted EBITDA of approximately $35,800,000, which was generated prior to the disposition date of each asset. Excluding this partial period Adjusted EBITDA, the Net Debt to Adjusted EBITDA for the rolling 12-months ended June 30, 2016 would have been 8.7x.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Phased Property Opening and Projects Under Construction
June 30, 2016

						Cost at Completion (b)			Cost Incurred to Date (c)
		Anticipated	Legal				Cost at			Cost at
		Opening	Ownership		Pro-Rata	Cost	Pro-Rata		Cost	Pro-Rata	No. of		Lease %
	Location	Date	(a)		% (a)	at 100%	Share		at 100%	Share	Units	GLA	(d)
						(in millions)
2015/2016 Phased Opening
Other:
Kapolei Lofts	Kapolei, HI	Q3-15/Q3-16	100%		0% (e)	$154.8	$0.0		$140.0	$4.9	499	—	50%

Projects Under Construction
Residential:
Arizona State Retirement System Joint Venture:
Museum Towers II	Philadelphia, PA	Q4-16	25%		25%	114.4	28.7		84.2	22.7	286	—
Eliot on 4th	Washington, D.C.	Q1-17	25%		25%	142.9	38.4		71.8	20.1	365	5,000
Broadway and Hill	Los Angeles, CA	Q3-17	25%		25%	140.1	36.2		85.0	26.2	391	15,000
West Village II	Dallas, TX	Q1-18/Q2-18	25%		25%	120.3	30.9		23.5	7.3	399	4,250
						$517.7	$134.2		$264.5	$76.3	1,441	24,250
Greenland Joint Venture:
535 Carlton	Brooklyn, NY	Q4-16/Q4-17	30%	(f)	30%	$168.8	$51.2		$106.3	$32.1	298	—
550 Vanderbilt (condominiums)	Brooklyn, NY	Q1-17/Q3-17	30%	(f)	30%	362.7	111.8		245.6	77.0	278	7,000
38 Sixth Ave	Brooklyn, NY	Q2-17/Q2-18	30%	(f)	30%	202.7	61.6		85.9	26.7	303	28,000
Pacific Park - Parking (g)	Brooklyn, NY	Q4-16/Q1-18	30%	(f)	30%	46.2	13.8		30.8	9.2	—	—
						780.4	238.4		468.6	145.0	879	35,000
461 Dean Street	Brooklyn, NY	Q3-16	100%		100%	195.6	195.6		169.3	169.3	363	4,000
The Bixby	Washington, D.C.	Q4-16	25%	(f)	25%	53.8	10.8		34.9	7.0	195	—
Town Center Wrap	Denver, CO	Q2-17/Q4-17	95%		95%	93.1	88.4		16.4	15.6	399	7,000
Hudson Exchange	Jersey City, NJ	Q1-18	50%	(f)	50%	214.1	107.1		80.9	42.3	421	9,000
						$1,854.7	$774.5		$1,034.6	$455.5	3,698	79,250
Office:
The Bridge at Cornell Tech	Roosevelt Island, NY	Q2-17	100%		100%	164.1	164.1		82.5	82.5	—	235,000	39%
Total Projects Under Construction (h)						$2,018.8	$938.6		$1,117.1	$538.0

Estimated Initial Yield on Cost							5.4% - 5.9%	(i)
See footnotes on the following page.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Property Openings
June 30, 2016

					Cost at Completion (b)
		Date	Legal		Cost	Cost at	No. of
	Location	Opened	Ownership (a)	Pro-Rata % (a)	at 100%	Pro-Rata Share	Units	GLA	Lease % (d)
					(in millions)
2016 Property Openings
Residential:
Arizona State Retirement System Joint Venture:
Blossom Plaza	Los Angeles, CA	Q2-16	25%	25%	$104.9	$27.0	237	19,000	28%
The Yards - Arris	Washington, D.C.	Q1-16	25%	25%	145.1	37.8	327	19,000	58%
					$250.0	$64.8	564	38,000

Aster Town Center North	Denver, CO	Q4-15/Q1-16	90%	90%	23.4	21.1	135	—	97%
					$273.4	$85.9	699	38,000
Office:
1812 Ashland Ave	Baltimore, MD	Q2-16	85%	100%	$61.2	$61.2	—	164,000	70%
300 Massachusetts Ave	Cambridge, MA	Q1-16	50% (f)	50%	172.0	86.0	—	246,000	100%
					$233.2	$147.2	—	410,000
Total Property Openings					$506.6	$233.1

(a)	The Company invests in certain real estate projects through joint ventures and, at times, may provide funding at percentages that differ from the Company’s legal ownership.

(b)	Represents estimated project costs to achieve stabilization, at 100% and the Company’s pro-rata share, respectively. Amounts exclude capitalized interest not allocated to the underlying joint venture.

(c)	Represents total capitalized project costs incurred to date, at 100% and the Company’s pro-rata share, respectively, including all capitalized interest related to the development project.

(d)	Lease commitments as of July 28, 2016.

(e)
Kapolei Lofts is a residential project on land leased to the Company. The Company consolidates the land lessor, who is entitled to a preferred return that currently exceeds anticipated operating cash flow of the project, and therefore, this project is reflected at 0% for pro-rata purposes.  In accordance with the waterfall provisions of the distribution Agreement, the Company expects to share in the net proceeds upon a sale of the project. The payments made under the lease are deemed a preferential return and allocated to noncontrolling interest. As of June 30, 2016, 478 of the 499 units were open.

(f)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of its investments in a VIE.

(g)	Expected to include 370 parking spaces.

(h)	Of the remaining project costs, the Company has undrawn construction loan commitments of $374.5 million on a pro-rata basis ($851.6 million at 100%).

(i)
Range of estimated initial yield on cost for projects under construction is calculated using estimated pro-rata initial stabilized NOI divided by pro-rata share of project cost per above, net of anticipated subsidies and other cost adjustments. 550 Vanderbilt (condominiums) has been excluded from estimated initial yield on cost.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Projects Under Development
June 30, 2016

Below is a summary of our active large scale development projects which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, we believe our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $411.0 million ($167.0 million at full consolidation) of Projects Under Development on our balance sheet and pro-rata mortgage debt, net of $164.0 million ($9.6 million at full consolidation).

1)	Pacific Park Brooklyn - Brooklyn, NY
Pacific Park Brooklyn, a 22-acre mixed-use project, is located adjacent to the state-of-the-art arena, Barclays Center. At full build-out, Pacific Park Brooklyn is expected to feature more than 6,400 units of housing, including 2,250 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space. Projects currently under construction include 461 Dean Street, a 50% market-rate and 50% affordable rental building with 363 residential units, 535 Carlton, a 100% affordable rental building with 298 residential units, 550 Vanderbilt, a 278-unit condominium building, 38 Sixth Ave, a 303-unit, 100% affordable rental building and parking garages which are expected to include 370 parking spaces.

2)	The Yards - Washington, D.C.
The Yards is a 48-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. At full build-out, the project is expected to include up to 3,400 residential units, 1.8 million square feet of office space and approximately 400,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. Current completed projects include a 170-unit residential building, Foundry Lofts; two retail centers: Boilermaker Shops and Lumber Shed, with 40,000 and 31,000 square feet, respectively; and two mixed-use properties, Twelve12 with 218 residential units and 88,000 square feet of retail space and Arris with 327 residential units and 19,000 square feet of retail space.

3)	The Science + Technology Park at Johns Hopkins - Baltimore, MD
The Science + Technology Park at Johns Hopkins is a 31-acre center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Plans call for 1.1 million square feet in five buildings, with future phases able to support additional expansion. Current completed projects include a 164,000 square-foot office building, 1812 Ashland Ave, the 279,000 square-foot 855 North Wolfe Street, a 492,000 square-foot parking garage for Johns Hopkins and a 234,000 square-foot commercial building developed on a fee basis which is fully leased by the Department of Health & Mental Hygiene.
4) Waterfront Station - Washington, D.C.
Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, 365 residential units and 40,000 square feet of retail stores and restaurants. Currently under construction is a 365-unit residential building, Eliot on 4th.
5) Pier 70 - San Francisco, CA
Pier 70 is a former shipyard on San Francisco’s eastern waterfront. Our master development area of 28 acres is a mixed-use project, which is expected to include 3.2 million total square feet, consisting of 900,000 to 1.8 million square feet of office space, approximately 350,000 square feet of traditional retail, local production, and cultural/community uses, 1,000 to 2,000 residential units, approximately 2,000 parking spaces and 7 acres of waterfront parks.
6) 5M - San Francisco, CA
5M is a mixed-use project on approximately 4 acres in downtown San Francisco. 5M is expected to include approximately 800,000 square feet of commercial uses and 690 residential units. The project will retain three existing historic buildings, including the iconic San Francisco Chronicle building and would create significant new open spaces for the neighborhood. The project is designed to house a dynamic ground-floor mix featuring local retail and arts, cultural and community uses for a total of approximately 1.7 million square feet of development.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Land Inventory

Land inventory represents undeveloped land parcels we currently do not intend to hold for future vertical development. A summary of our land inventory follows:

	June 30, 2016		December 31, 2015
	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Stapleton	$51,807	$46,727	$49,240	$44,378
Commercial outlots	21,613	30,443	20,078	28,545
Total Land Inventory (1)	$73,420	$77,170	$69,318	$72,923

(1)	A full reconciliation of pro-rata consolidation (non-GAAP) to their GAAP equivalents can be found in the Selected Financial Information section of this supplemental package.

Stapleton
Stapleton represents one of the nation’s largest urban redevelopments. At full build-out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 12,000 homes and apartments, 3 million square feet of retail and 10 million square feet of office/research and development/industrial space. Located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete. As of June 30, 2016, we own 396 gross acres, of which 157 acres are saleable. We also have an option to purchase an additional 554 gross acres at Stapleton.
Commercial Outlots
Commercial outlots are primarily undeveloped parcels of land adjacent to our retail assets throughout the United States. These parcels are sold to third party operators that benefit from being in close proximity to the existing retail asset. Typically, these outlots have zoning and entitlements consistent with our retail asset. Also included in commercial outlots is Las Vegas Land, a 7.4-acre parcel of undeveloped land located in downtown Las Vegas, NV adjacent to the City Hall.

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Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information

Common Stock Data (NYSE: FCE A and FCE B)
The following summarizes information related to the Company’s Class A and Class B common stock based on information reported by the New York Stock Exchange:

	Quarter Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Class A Common Stock
Closing Price, end of period	$22.31	$21.09	$21.93	$20.13	$22.10
High Sales Price	$23.56	$22.22	$23.73	$23.96	$25.88
Low Sales Price	$20.50	$16.44	$20.12	$19.34	$22.07
Average Sales Price	$21.77	$19.64	$21.76	$22.04	$23.70
Total Volume	60,999,364	147,110,090	66,703,892	99,971,191	102,548,636
Average Volume	953,115	2,411,641	1,042,248	1,562,050	1,627,756
Common shares outstanding, end of period	239,891,378	239,592,160	238,949,141	238,844,963	231,391,181
Class B Common Stock
Closing Price, end of period	$22.19	$21.10	$21.87	$20.95	$23.00
High Sales Price	$23.20	$22.50	$23.82	$23.83	$25.83
Low Sales Price	$20.60	$16.59	$19.97	$19.76	$22.50
Average Sales Price	$21.80	$19.65	$22.07	$21.93	$23.89
Total Volume	61,451	51,192	43,101	139,488	64,791
Average Volume	960	839	673	2,180	1,028
Common shares outstanding, end of period	18,788,287	18,792,687	18,805,285	18,824,341	18,891,153
Common Equity Market Capitalization	$5,768,888,732	$5,449,524,350	$5,651,426,245	$5,202,319,049	$5,548,241,619
Quarterly dividends declared and paid per Class A and Class B common share	$0.06	$0.06	$—	$—	$—
Special, one-time distribution declared and paid per Class A and Class B common share (1)	$—	$0.10	$—	$—	$—

(1)	To satisfy our estimated cumulative positive Earnings and Profit dividend of our predecessor, Forest City Enterprises, Inc., as a result of our conversion to REIT status.

Financial Covenants
Our revolving credit facility and term loan facility contain certain restrictive financial covenants. A summary of the key financial covenants as defined in the agreement, all of which we are compliant with at June 30, 2016, follows:

	Requirement Per Agreement	As of June 30, 2016		As of March 31, 2016		As of December 31, 2015
Credit Facility Financial Covenants
Maximum Total Leverage Ratio	≤65%	49.27%		49.66%		52.71%
Maximum Secured Leverage Ratio	≤55%	49.52%		49.28%		50.71%
Maximum Secured Recourse Leverage Ratio	≤15%	0.00%		0.00%		0.00%
Maximum Unsecured Leverage Ratio	≤60%	0.00%		0.00%		12.00%
Minimum Fixed Charge Coverage Ratio	≥1.50x	1.85	x	1.87	x	1.72	x
Minimum Unencumbered Interest Coverage Ratio	≥1.50x	3.99	x	2.94	x	2.18	x

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information

Nonrecourse Debt Maturities Table (dollars in thousands)
As of June 30, 2016

	Year Ending December 31, 2016				Year Ending December 31, 2017
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$101,107	$1,524	$143,701	$243,284	$269,618	$11,387	$361,130	$619,361
Weighted average rate	7.78%	7.79%	5.69%	6.55%	5.64%	5.76%	5.72%	5.69%
Variable:
Variable-rate debt	19,395	205	31,245	50,435	684,081	4,750	62,624	741,955
Weighted average rate	2.08%	3.21%	3.42%	2.91%	6.19%	3.14%	1.83%	5.84%

Tax-Exempt	—	—	281	281	—	—	25,005	25,005
Weighted average rate	—%	—%	1.74%	1.74%	—%	—%	1.31%	1.31%
Total variable-rate debt	19,395	205	31,526	50,716	684,081	4,750	87,629	766,960
Total Nonrecourse Debt	$120,502	$1,729	$175,227	$294,000	$953,699	$16,137	$448,759	$1,386,321
Weighted Average Rate	6.87%	7.25%	5.28%	5.92%	6.04%	4.99%	4.94%	5.69%

	Year Ending December 31, 2018				Year Ending December 31, 2019
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$209,281	$7,747	$251,871	$453,405	$113,301	$4,464	$41,779	$150,616
Weighted average rate	4.55%	3.55%	4.99%	4.81%	4.03%	4.18%	5.71%	4.49%
Variable:
Variable-rate debt	112,886	84,014	179,009	207,881	262,427	70,336	106,780	298,871
Weighted average rate	2.96%	2.83%	4.59%	4.42%	2.41%	1.85%	4.16%	3.17%

Tax-Exempt	146,621	51,245	53,040	148,416	8,500	—	20,000	28,500
Weighted average rate	1.82%	2.29%	2.42%	1.87%	3.40%	—%	1.24%	—%
Total variable-rate debt	259,507	135,259	232,049	356,297	270,927	70,336	126,780	327,371
Total Nonrecourse Debt	$468,788	$143,006	$483,920	$809,702	$384,228	$74,800	$168,559	$477,987
Weighted Average Rate	3.31%	2.68%	4.56%	4.17%	2.91%	1.99%	4.20%	3.51%

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands) (continued)
As of June 30, 2016

	Year Ending December 31, 2020				Thereafter
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$161,503	$23,838	$154,078	$291,743	$1,129,275	$72,223	$910,170	$1,967,222
Weighted average rate	5.07%	4.35%	4.87%	5.02%	4.34%	4.18%	4.27%	4.32%
Variable:
Variable-rate debt	11,593	—	741	12,334	53,122	—	1,800	54,922
Weighted average rate	2.98%	—%	1.94%	2.92%	3.23%	—%	1.37%	3.17%

Tax-Exempt	—	—	—	—	444,494	89,690	76,966	431,770
Weighted average rate	—%	—%	—%	—%	1.38%	1.41%	1.53%	1.41%
Total variable-rate debt	11,593	—	741	12,334	497,616	89,690	78,766	486,692
Total Nonrecourse Debt	$173,096	$23,838	$154,819	$304,077	$1,626,891	$161,913	$988,936	$2,453,914
Weighted Average Rate	4.93%	4.35%	4.86%	4.94%	3.50%	2.64%	4.06%	3.78%

	Total
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$1,984,085	$121,183	$1,862,729	$3,725,631
Weighted average rate	4.76%	4.37%	4.84%	4.81%
Variable:
Variable-rate debt	1,143,504	159,305	382,199	1,366,398
Weighted average rate	4.77%	2.41%	3.90%	4.80%

Tax-Exempt	599,615	140,935	175,292	633,972
Weighted average rate	1.52%	1.73%	1.74%	1.53%
Total variable-rate debt	1,743,119	300,240	557,491	2,000,370
Total Nonrecourse Debt	$3,727,204	$421,423	$2,420,220	$5,726,001
Net unamortized mortgage procurement costs	(42,342)	(8,777)	(28,028)	$(61,593)
Total Nonrecourse Debt, net	$3,684,862	$412,646	$2,392,192	$5,664,408
Weighted Average Rate	4.24%	2.74%	4.47%	4.45%

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three and Six Months Ended June 30, 2016 (in thousands)

	Three Months Ended June 30, 2016					Six Months Ended June 30, 2016
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Total revenues	$138,647	$4,970	$64,874	$—	$198,551	$282,925	$9,832	$126,281	$—	$399,374
Revenue adjustments:
Revenues of unconsolidated entities	64,874	—	(64,874)	—	—	126,281	—	(126,281)	—	—
Exclude land sales	—	—	(20)	—	(20)	—	—	(20)	—	(20)
Exclude land sales of unconsolidated entities	(20)	—	20	—	—	(20)	—	20	—	—
Exclude Land Development Group other revenues	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group other revenues of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	203,501	4,970	—	—	198,531	409,186	9,832	—	—	399,354
Operating expenses	63,313	2,511	25,279	—	86,081	135,526	4,816	48,386	—	179,096
Operating expense adjustments:
Operating expenses of unconsolidated entities	25,279	—	(25,279)	—	—	48,386	—	(48,386)	—	—
Exclude cost of land sales	(32)	—	(35)	—	(67)	(32)	—	(35)	—	(67)
Exclude cost of land sales of unconsolidated entities	(35)	—	35	—	—	(35)	—	35	—	—
Exclude Land Development Group operating expenses	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude corporate general and administrative expenses	—	—	—	—	—	—	—	—	—	—
Exclude REIT conversion, reorganization costs and termination benefits	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	88,525	2,511	—	—	86,014	183,845	4,816	—	—	179,029
Net operating income	114,976	2,459	—	—	112,517	225,341	5,016	—	—	220,325
Equity in earnings (loss) of unconsolidated entities	16,252	—	(16,252)	—	—	22,242	—	(22,242)	—	—
Exclude depreciation and amortization of unconsolidated entities	16,234	—	(16,234)	—	—	30,993	—	(30,993)	—	—
Exclude gain on disposition of unconsolidated entities	(12,613)	—	12,613	—	—	(12,613)	—	12,613	—	—
Revenue adjustments (per above)	(64,854)	—	64,874	—	20	(126,261)	—	126,281	—	20
Operating expense adjustments (per above)	25,212	—	(25,279)	—	(67)	48,319	—	(48,386)	—	(67)
Interest and other income	1,170	—	33	—	1,203	2,357	—	66	—	2,423
Interest expense	(25,695)	(846)	(18,906)	—	(43,755)	(52,615)	(1,498)	(36,490)	—	(87,607)
Loss on extinguishment of debt	—	—	(849)	—	(849)	—	—	(849)	—	(849)
Net gain on disposition of interest in development project	—	—	—	—	—	136,687	—	—	—	136,687
Net gain on disposition of partial interest in other investment - Nets	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs	(1,373)	—	—	—	(1,373)	(2,924)	—	—	—	(2,924)
Non-Real Estate depreciation and amortization	(308)	—	—	—	(308)	(617)	—	—	—	(617)
Noncontrolling interest in FFO	(1,613)	(1,613)	—	—	—	(3,518)	(3,518)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
FFO attributable to Forest City Realty Trust, Inc.	$67,388	$—	$—	$—	$67,388	$267,391	$—	$—	$—	$267,391
Depreciation and amortization - Real Estate Groups	(54,636)	—	—	—	(54,636)	(109,723)	—	—	—	(109,723)
Net gain (loss) on disposition of full or partial interests in rental properties, net of noncontrolling interest	(623)	—	12,613	—	11,990	13,941	—	12,613	—	26,554
Gain on disposition of unconsolidated entities	12,613	—	(12,613)	—	—	12,613	—	(12,613)	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	(12,464)	—	—	—	(12,464)
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$24,742	$—	$—	$—	$24,742	$171,758	$—	$—	$—	$171,758

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three and Six Months Ended June 30, 2016 (in thousands) (continued)

	Three Months Ended June 30, 2016					Six Months Ended June 30, 2016
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Residential Group
Total revenues	$76,867	$10,812	$34,400	$—	$100,455	$153,003	$21,015	$69,723	$—	$201,711
Revenue adjustments:
Revenues of unconsolidated entities	34,400	—	(34,400)	—	—	69,723	—	(69,723)	—	—
Exclude land sales	—	—	—	—	—	—	—	—	—	—
Exclude land sales of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group other revenues	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group other revenues of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	111,267	10,812	—	—	100,455	222,726	21,015	—	—	201,711
Operating expenses	41,604	3,837	17,757	—	55,524	89,258	8,509	36,135	—	116,884
Operating expense adjustments:
Operating expenses of unconsolidated entities	17,757	—	(17,757)	—	—	36,135	—	(36,135)	—	—
Exclude cost of land sales	—	—	—	—	—	—	—	—	—	—
Exclude cost of land sales of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group operating expenses	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude corporate general and administrative expenses	—	—	—	—	—	—	—	—	—	—
Exclude REIT conversion, reorganization costs and termination benefits	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	59,361	3,837	—	—	55,524	125,393	8,509	—	—	116,884
Net operating income	51,906	6,975	—	—	44,931	97,333	12,506	—	—	84,827
Equity in earnings (loss) of unconsolidated entities	3,266	96	(3,244)	—	(74)	6,985	178	(6,933)	—	(126)
Exclude depreciation and amortization of unconsolidated entities	7,235	—	(7,235)	—	—	14,142	—	(14,142)	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Revenue adjustments (per above)	(34,400)	—	34,400	—	—	(69,723)	—	69,723	—	—
Operating expense adjustments (per above)	17,757	—	(17,757)	—	—	36,135	—	(36,135)	—	—
Interest and other income	3,447	11	357	—	3,793	6,440	22	689	—	7,107
Interest expense	(4,702)	(2,212)	(6,521)	—	(9,011)	(8,952)	(3,546)	(13,202)	—	(18,608)
Loss on extinguishment of debt	—	—	—	—	—	(36)	—	—	—	(36)
Net gain on disposition of interest in development project	—	—	—	—	—	—	—	—	—	—
Net gain on disposition of partial interest in other investment - Nets						—	—	—	—	—
Amortization of mortgage procurement costs	(658)	—	—	—	(658)	(1,492)	—	—	—	(1,492)
Non-Real Estate depreciation and amortization	(147)	—	—	—	(147)	(315)	—	—	—	(315)
Noncontrolling interest in FFO	(4,870)	(4,870)	—	—	—	(9,160)	(9,160)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
FFO attributable to Forest City Realty Trust, Inc.	$38,834	$—	$—	$—	$38,834	$71,357	$—	$—	$—	$71,357
Depreciation and amortization - Real Estate Groups	(24,141)	—	—	—	(24,141)	(47,859)	—	—	—	(47,859)
Net gain (loss) on disposition of full or partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	141,675	—	—	—	141,675
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	(2,100)	—	—	—	(2,100)	(2,100)	—	—	—	(2,100)
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$12,593	$—	$—	$—	$12,593	$163,073	$—	$—	$—	$163,073

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three and Six Months Ended June 30, 2016 (in thousands) (continued)

	Three Months Ended June 30, 2016					Six Months Ended June 30, 2016
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Arena
Total revenues	$—	$—	$—	$—	$—	$—	$—	$—	$8,136	$8,136
Revenue adjustments:
Revenues of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude land sales	—	—	—	—	—	—	—	—	—	—
Exclude land sales of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group other revenues	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group other revenues of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	8,136	8,136
Operating expenses	—	—	—	—	—	—	—	—	6,938	6,938
Operating expense adjustments:
Operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude cost of land sales	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group operating expenses	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude corporate general and administrative expenses	—	—	—	—	—	—	—	—	—	—
Exclude REIT conversion, reorganization costs and termination benefits	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	—	—	—	—	—	—	—	—	6,938	6,938
Net operating income	—	—	—	—	—	—	—	—	1,198	1,198
Equity in earnings (loss) of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Revenue adjustments (per above)	—	—	—	—	—	—	—	—	—	—
Operating expense adjustments (per above)	—	—	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	—	—	—	—	—
Interest expense	—	—	—	—	—	—	—	—	(1,738)	(1,738)
Loss on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Net gain on disposition of interest in development project	—	—	—	—	—	—	—	—	—	—
Net gain on disposition of partial interest in other investment - Nets						—	—	—	—	—
Amortization of mortgage procurement costs	—	—	—	—	—	—	—	—	(21)	(21)
Non-Real Estate depreciation and amortization	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	(561)	—	—	561	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
FFO attributable to Forest City Realty Trust, Inc.	$—	$—	$—	$—	$—	$(561)	$—	$—	$—	$(561)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	(35)	(35)
Net gain (loss) on disposition of full or partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	(56,481)	(56,481)
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	(56,516)	—	—	56,516	—
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$—	$—	$—	$—	$—	$(57,077)	$—	$—	$—	$(57,077)

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three and Six Months Ended June 30, 2016 (in thousands) (continued)

	Three Months Ended June 30, 2016					Six Months Ended June 30, 2016
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Land Group
Total revenues	$10,449	$1,044	$646	$—	$10,051	$16,298	$1,624	$1,358	$—	$16,032
Revenue adjustments:
Revenues of unconsolidated entities	646	—	(646)	—	—	1,358	—	(1,358)	—	—
Exclude land sales	(8,221)	(822)	(631)	—	(8,030)	(12,154)	(1,213)	(1,297)	—	(12,238)
Exclude land sales of unconsolidated entities	(631)	—	631	—	—	(1,297)	—	1,297	—	—
Exclude Land Development Group other revenues	(2,228)	(222)	(15)	—	(2,021)	(4,144)	(411)	(61)	—	(3,794)
Exclude Land Development Group other revenues of unconsolidated entities	(15)	—	15	—	—	(61)	—	61	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Operating expenses	4,067	427	442	—	4,082	6,755	740	790	—	6,805
Operating expense adjustments:
Operating expenses of unconsolidated entities	442	—	(442)	—	—	790	—	(790)	—	—
Exclude cost of land sales	(1,670)	(161)	(366)	—	(1,875)	(2,010)	(193)	(366)	—	(2,183)
Exclude cost of land sales of unconsolidated entities	(366)	—	366	—	—	(366)	—	366	—	—
Exclude Land Development Group operating expenses	(2,397)	(266)	(76)	—	(2,207)	(4,745)	(547)	(424)	—	(4,622)
Exclude Land Development Group operating expenses of unconsolidated entities	(76)	—	76	—	—	(424)	—	424	—	—
Exclude corporate general and administrative expenses	—	—	—	—	—	—	—	—	—	—
Exclude REIT conversion, reorganization costs and termination benefits	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	—	—	—	—	—	—	—	—	—	—
Net operating income	—	—	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities	1,646	—	(127)	—	1,519	2,473	—	(407)	—	2,066
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	8	—	(8)	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Revenue adjustments (per above)	10,449	1,044	646	—	10,051	16,298	1,624	1,358	—	16,032
Operating expense adjustments (per above)	(4,067)	(427)	(442)	—	(4,082)	(6,755)	(740)	(790)	—	(6,805)
Interest and other income	3,813	381	—	—	3,432	7,486	747	—	—	6,739
Interest expense	318	9	(77)	—	232	533	6	(153)	—	374
Loss on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Net gain on disposition of interest in development project	—	—	—	—	—	—	—	—	—	—
Net gain on disposition of partial interest in other investment - Nets						—	—	—	—	—
Amortization of mortgage procurement costs	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	(4)	—	—	—	(4)	(15)	—	—	—	(15)
Noncontrolling interest in FFO	(1,007)	(1,007)	—	—	—	(1,637)	(1,637)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
FFO attributable to Forest City Realty Trust, Inc.	$11,148	$—	$—	$—	$11,148	$18,391	$—	$—	$—	$18,391
Depreciation and amortization - Real Estate Groups	(11)	—	—	—	(11)	(33)	—	—	—	(33)
Net gain (loss) on disposition of full or partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$11,137	$—	$—	$—	$11,137	$18,358	$—	$—	$—	$18,358

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three and Six Months Ended June 30, 2016 (in thousands) (continued)

	Three Months Ended June 30, 2016					Six Months Ended June 30, 2016
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Corporate Group
Total revenues	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Revenue adjustments:
Revenues of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude land sales	—	—	—	—	—	—	—	—	—	—
Exclude land sales of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group other revenues	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group other revenues of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Operating expenses	21,631	—	—	—	21,631	46,003	—	—	—	46,003
Operating expense adjustments:
Operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude cost of land sales	—	—	—	—	—	—	—	—	—	—
Exclude cost of land sales of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group operating expenses	—	—	—	—	—	—	—	—	—	—
Exclude Land Development Group operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude corporate general and administrative expenses	(15,950)	—	—	—	(15,950)	(31,602)	—	—	—	(31,602)
Exclude REIT conversion, reorganization costs and termination benefits	(5,681)	—	—	—	(5,681)	(14,401)	—	—	—	(14,401)
Adjusted operating expenses	—	—	—	—	—	—	—	—	—	—
Net operating income	—	—	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities	—	—	—	—	—	—	—	—	(1,400)	(1,400)
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Revenue adjustments (per above)	—	—	—	—	—	—	—	—	—	—
Operating expense adjustments (per above)	(21,631)	—	—	—	(21,631)	(46,003)	—	—	—	(46,003)
Interest and other income	2,601	—	—	—	2,601	4,402	—	—	—	4,402
Interest expense	(2,356)	—	—	—	(2,356)	(6,036)	—	—	—	(6,036)
Loss on extinguishment of debt	—	—	—	—	—	(29,048)	—	—	—	(29,048)
Net gain on disposition of interest in development project	—	—	—	—	—	—	—	—	—	—
Net gain on disposition of partial interest in other investment - Nets	—	—	—	—	—	—	—	—	136,247	136,247
Amortization of mortgage procurement costs	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	(295)	—	—	—	(295)	(626)	—	—	—	(626)
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	134,847	—	—	(134,847)	—
Income tax benefit (expense) on FFO	44	—	—	—	44	(27,742)	—	—	—	(27,742)
FFO attributable to Forest City Realty Trust, Inc.	$(21,637)	$—	$—	$—	$(21,637)	$29,794	$—	$—	$—	$29,794
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on disposition of full or partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(236)	—	—	—	(236)	(55,272)	—	—	—	(55,272)
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$(21,873)	$—	$—	$—	$(21,873)	$(25,478)	$—	$—	$—	$(25,478)

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three and Six Months Ended June 30, 2016 (in thousands) (continued)

	Three Months Ended June 30, 2016					Six Months Ended June 30, 2016
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total
Total revenues	$225,963	$16,826	$99,920	$—	$309,057	$452,226	$32,471	$197,362	$8,136	$625,253
Revenue adjustments:
Revenues of unconsolidated entities	99,920	—	(99,920)	—	—	197,362	—	(197,362)	—	—
Exclude land sales	(8,221)	(822)	(651)	—	(8,050)	(12,154)	(1,213)	(1,317)	—	(12,258)
Exclude land sales of unconsolidated entities	(651)	—	651	—	—	(1,317)	—	1,317	—	—
Exclude Land Development Group other revenues	(2,228)	(222)	(15)	—	(2,021)	(4,144)	(411)	(61)	—	(3,794)
Exclude Land Development Group other revenues of unconsolidated entities	(15)	—	15	—	—	(61)	—	61	—	—
Adjusted revenues	314,768	15,782	—	—	298,986	631,912	30,847	—	8,136	609,201
Operating expenses	130,615	6,775	43,478	—	167,318	277,542	14,065	85,311	6,938	355,726
Operating expense adjustments:
Operating expenses of unconsolidated entities	43,478	—	(43,478)	—	—	85,311	—	(85,311)	—	—
Exclude cost of land sales	(1,702)	(161)	(401)	—	(1,942)	(2,042)	(193)	(401)	—	(2,250)
Exclude cost of land sales of unconsolidated entities	(401)	—	401	—	—	(401)	—	401	—	—
Exclude Land Development Group operating expenses	(2,397)	(266)	(76)	—	(2,207)	(4,745)	(547)	(424)	—	(4,622)
Exclude Land Development Group operating expenses of unconsolidated entities	(76)	—	76	—	—	(424)	—	424	—	—
Exclude corporate general and administrative expenses	(15,950)	—	—	—	(15,950)	(31,602)	—	—	—	(31,602)
Exclude REIT conversion, reorganization costs and termination benefits	(5,681)	—	—	—	(5,681)	(14,401)	—	—	—	(14,401)
Adjusted operating expenses	147,886	6,348	—	—	141,538	309,238	13,325	—	6,938	302,851
Net operating income	166,882	9,434	—	—	157,448	322,674	17,522	—	1,198	306,350
Equity in earnings (loss) of unconsolidated entities	21,164	96	(19,623)	—	1,445	31,700	178	(29,582)	(1,400)	540
Exclude depreciation and amortization of unconsolidated entities	23,469	—	(23,469)	—	—	45,143	—	(45,143)	—	—
Exclude gain on disposition of unconsolidated entities	(12,613)	—	12,613	—	—	(12,613)	—	12,613	—	—
Revenue adjustments (per above)	(88,805)	1,044	99,920	—	10,071	(179,686)	1,624	197,362	—	16,052
Operating expense adjustments (per above)	17,271	(427)	(43,478)	—	(25,780)	31,696	(740)	(85,311)	—	(52,875)
Interest and other income	11,031	392	390	—	11,029	20,685	769	755	—	20,671
Interest expense	(32,435)	(3,049)	(25,504)	—	(54,890)	(67,070)	(5,038)	(49,845)	(1,738)	(113,615)
Loss on extinguishment of debt	—	—	(849)	—	(849)	(29,084)	—	(849)	—	(29,933)
Net gain on disposition of interest in development project	—	—	—	—	—	136,687	—	—	—	136,687
Net gain on disposition of partial interest in other investment - Nets	—	—	—	—	—	—	—	—	136,247	136,247
Amortization of mortgage procurement costs	(2,031)	—	—	—	(2,031)	(4,416)	—	—	(21)	(4,437)
Non-Real Estate depreciation and amortization	(754)	—	—	—	(754)	(1,573)	—	—	—	(1,573)
Noncontrolling interest in FFO	(7,490)	(7,490)	—	—	—	(14,315)	(14,315)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	134,286	—	—	(134,286)	—
Income tax benefit (expense) on FFO	44	—	—	—	44	(27,742)	—	—	—	(27,742)
FFO attributable to Forest City Realty Trust, Inc.	$95,733	$—	$—	$—	$95,733	$386,372	$—	$—	$—	$386,372
Depreciation and amortization - Real Estate Groups	(78,788)	—	—	—	(78,788)	(157,615)	—	—	(35)	(157,650)
Net gain (loss) on disposition of full or partial interests in rental properties, net of noncontrolling interest	(623)	—	12,613	—	11,990	155,616	—	12,613	(56,481)	111,748
Gain on disposition of unconsolidated entities	12,613	—	(12,613)	—	—	12,613	—	(12,613)	—	—
Impairment of consolidated and unconsolidated depreciable real estate	(2,100)	—	—	—	(2,100)	(14,564)	—	—	—	(14,564)
Non-FFO from discontinued operations	—	—	—	—	—	(56,516)	—	—	56,516	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(236)	—	—	—	(236)	(55,272)	—	—	—	(55,272)
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$26,599	$—	$—	$—	$26,599	$270,634	$—	$—	$—	$270,634